EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by My Racehorse CA LLC (the “Company”). The offering statement was originally filed by the Company on September 10, 2018, and has been amended by the Company on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on February 22, 2019. Since that date, certain post-qualification amendments to the offering statement have also been qualified by the SEC.

Different Series of the Company have already been offered, or have been qualified but not yet launched as of the date hereof, by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment until sold out, subject to the offering conditions contained in the offering statement, as qualified. The Series already qualified under the offering statement are as follows:

Series Name	Horse Name (if different)	Qualification Date:
Form 1-A
Series Palace Foal	Ocean Magic 18	February 22, 2019
POS-AM #2
Series De Mystique ‘17	Dancing Destroyer	June 6, 2019
POS-AM #3
Series Martita Sangrita 17	Carpe Vinum	July 11, 2019
Series Daddy’s Joy	-	July 11, 2019
Series Vertical Threat	-	July 11, 2019
Series Shake it Up Baby	-	July 11, 2019
Series Tizamagician	-	July 11, 2019
POS-AM #4
Series Power Up Paynter	-	July 25, 2019
Series Two Trail Sioux 17	Annahilate	July 25, 2019
Series Wayne O	-	July 25, 2019
POS-AM #5
Series Big Mel	-	September 6, 2019
POS-AM #6
Series Amandrea	-	October 11, 2019
Series Keertana 18	American Heiress	October 11, 2019
Series Sunny 18	Solar Strike	October 11, 2019
Series Lazy Daisy	-	October 11, 2019
POS-AM #7
Series New York Claiming Package (1)	(i) Augusta Moon; and (ii) Hizaam	December 18, 2019
Series The Filly Four (2)	(i) Moonlight d’Oro, (ii) Joyful Addiction, (iii) LadyValentine, and (iv) Shared Empire	December 18, 2019
POS-AM #8
Series Lane Way	-	February 19, 2020
POS-AM #10
Series Mo Mischief		May 13, 2020
Series Deep Cover		May 13, 2020
Series Big Mel (Addtl. 9% Interest)		May 13, 2020
Series Sunny 18 (Addtl. 9% Interest)	Solar Strike	May 13, 2020
POS-AM #11
Series Popular Demand		June 5, 2020
POS-AM #12
Series Authentic	-	June 26, 2020
Series Storm Shooter	-	June 26, 2020

(1) Series New York Claiming Package is comprised of two (2) horses, (i) a 2016 Filly named, Augusta Moon, and (ii) a 2015 Colt named, Hizaam. On December 22, 2019, Augusta Moon, one of the two Underlying Assets of Series New York Claiming Package, was claimed/purchased from a race for $35,000. See below for more information.

(2) Series The Filly Four is comprised of four (4) horses, (i) a 2018 Filly named, Moonlight d’Oro (formerly Venetian Sonata 18), (ii) a 2018 Filly named, Joyful Addiction (formerly My Sweet Addiction 18), (iii) a 2018 Filly named, Lady Valentine (formerly My Lady Lauren 18), and (iv) a 2018 Filly named, Shared Empire (formerly Sapucai 18).

The purpose of this post-qualification amendment is to amend, update and/or replace certain information contained in the Offering Circular and to add additional Series to the offering statement by means of this post-qualification amendment.

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Post-Qualification Offering Circular Amendment No. 13

File No. 024-10896

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED JULY 14, 2020

MY RACEHORSE CA LLC

250 W. 1st Street, Suite 256

Claremont, CA 91711

(909) 740-9175

www.myracehorse.com

Series Membership Interests Overview Newly Added (To be Qualified)
		Number of Shares	Price to Public	Underwriting Discounts and Commissions (2)	Proceeds to Issuer (3)

Series Thirteen Stripes	Per Unit	1	$229.00	$0.00	$229.00
	Total Maximum	1,000	$229,000.00	$0.00	$229,000.00

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Series Membership Interests Overview Active Offerings (Previously Qualified)
		Number of Shares	Price to Public	Underwriting Discounts and Commissions(1)(2)	Proceeds to Issuer(3)

Series Vertical Threat (4)	Per Unit	1	$210.00	$0.00	$210.00
	Total Maximum	537	$112,770.00	$0.00	$126,000.00

Series Two Trail Sioux 17	Per Unit	1	$300.00	$0.00	$300.00
	Total Maximum	450	$135,000.00	$0.00	$135,000.00

Series Amandrea	Per Unit	1	$295.00	$0.00	$295.00
	Total Maximum	550	$162,250.00	$0.00	$162,250.00

Series Keertana 18	Per Unit	1	$100.00	$0.00	$100.00
	Total Maximum	5,100	$510,000.00	$0.00	$510,000.00

Series Lazy Daisy	Per Unit	1	115.00	$0.00	$115.00
	Total Maximum	1,250	$143,750.00	$0.00	$143,750.00

Series The Filly Four (7)	Per Unit	1	$180.00	$0.00	$180.00
	Total Maximum	8,000	$1,440,000.00	$0.00	$1,440,000.00

Series Mo Mischief	Per Unit	1	$75.00	$0.00	$75.00
	Total Maximum	5,100	$382,500.00	$0.00	$382,500.00

Series Deep Cover	Per Unit	1	$220.00	$0.00	$220.00
	Total Maximum	800	$176,000.00	$0.00	$176,000.00

Series Sunny 18 (6)	Per Unit	1	$65.00	$0.00	$65.00
	Total Maximum	6,000	$390,000.00	$0.00	$390,000.00

Series Popular Demand	Per Unit	1	$244.00	$0.00	$65.00
	Total Maximum	1,020	$248,880.00	$0.00	$248,880.00

Series Authentic	Per Unit	1	$206.00	$0.00	$206.00
	Total Maximum	12,500	$2,575,000.00	$0.00	$2,575,000.00

Series Storm Shooter	Per Unit	1	$162	$0.00	$162
	Total Maximum	2,000	$324,000	$0.00	$324,000

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Series Membership Interests Overview Closed/Terminated Offerings (8)
		Number of Shares	Price to Public	Underwriting Discounts and Commissions (2)	Proceeds to Issuer (3)

Series Palace Foal	Per Unit	1	$120.00	$0.00	$120.00
	Total Maximum	510	$61,200.00	$0.00	$61,200.00

Series De Mystique ‘17	Per Unit	1	$140.00	$0.00	$140.00
	Total Maximum	250	$35,000.00	$0.00	$35,000.00

Series Martita Sangrita 17	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	576	$184,320.00	$0.00	$192,000.00

Series Daddy’s Joy	Per Unit	1	$180.00	$0.00	$180.00
	Total Maximum	600	$108,000.00	$0.00	$108,000.00

Series Shake it Up Baby	Per Unit	1	$130.00	$0.00	$130.00
	Total Maximum	250	$32,500.00	$0.00	$32,500.00

Series Tizamagician	Per Unit	1	$320.00	$0.00	$320.00
	Total Maximum	339	$108,480.00	$0.00	$192,000.00

Series Power Up Paynter	Per Unit	1	$190.00	$0.00	$190.00
	Total Maximum	600	$114,000.00	$0.00	$144,000.00

Series Wayne O	Per Unit	1	$95.00	$0.00	$95.00
	Total Maximum	6,000	$570,000.00	$0.00	$570,000.00

Series New York Claiming Package	Per Unit	1	$140.00	$0.00	$140.00
	Total Maximum	510	$71,400.00	$0.00	$71,400.00

Series Lane Way	Per Unit	1	$90.00	$0.00	$90.00
	Total Maximum	6,000	$540,000.00	$0.00	$540,000

Series Big Mel (5)	Per Unit	1	$121.00	$0.00	$121.00
	Total Maximum	6,000	$726,000.00	$0.00	$726,000.00

(1)

Dalmore Group, LLC, Member FINRA/SIPC, will be acting as the broker/dealer of record and entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses”.

(2)	No underwriter has been engaged in connection with the Offering. The securities being offered hereby will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute all offerings of membership interests in any series of the Company principally through the MyRacehorse™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(3)	The use of proceeds for each Series assumes a fully subscribed Series, including interests previously issued under prior offerings of the applicable Series Interests, if any.

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(4)	The Company has authorized an offering of up to 600 series interests in Vertical Threat. The Company previously sold 63 series interests in Vertical Threat pursuant to an exemption based California intrastate offering permit (the “Prior Vertical Threat Sale”). These series interests were sold for $210 per series interest, the same price as in the Series Vertical Threat Offering. As a result, the Company is only offering a total of 537 Series Vertical Threat Interests in the Series Vertical Threat Offering under Regulation A.

(5)

On December 30, 2019, the Company approved a forward split of the Series Membership Interests of Series Big Mel (the “Series Big Mel Interests”), at a ratio of 5-for-1 (the “Split”).  As a result of the foregoing, the total number of Series Big Mel Interests held by each member of Series Big Mel only will be converted automatically into the number of Series Big Mel Interests equal to (i) the number of issued and outstanding Series Big Mel Interests held by such member immediately prior to the Split, multiplied by (ii) 5. No fractional Series Big Mel Interests will be issued, and no cash or other consideration will be paid. The Series Big Mel Interests are held in electronic form with the Company’s transfer agent. Members do not have to take any action as the effect of the Split will be automatically reflected in each member’s online account. Immediately after the Split, each member’s percentage ownership interest in Series Big Mel will remain unchanged. The rights and privileges of the Series Big Mel members will be otherwise unaffected by the Split. As a result of the Split, the terms of the Series Big Mel Offering will be proportionally adjusted as follows: (i) the Total Maximum of Series Big Mel Interests offered will be increased to 5,100 and (ii) the price per Series Big Mel Interest will be decreased to $121. The overall value of Series Big Mel, including the aggregate offering amount of $617,100 and the corresponding use of proceeds will remain unchanged. The practical effect of the Split is to allow the Company to issue Series Big Mel Interests in smaller increments than originally contemplated without affecting any existing member’s percentage interests in Series Big Mel or the overall economics of the Series Big Mel Offering. See also the Company’s Form 1-U filed with the SEC on December 30, 2019.

On March 25, 2020, the Company acquired an additional 9% interest in Big Mel, taking its total interest to 60%. As such, the Company has added an additional 900 Series Big Mel Interests to the Offering Statement to be qualified on the same terms as previously sold such that 6,000 total Series Big Mel Interests are authorized in Series Big Mel.

(6)	On March 25, 2020, the Company acquired an additional 9% interest in Solar Strike (Series Sunny 18), taking its total interest to 60%. As such, the Company has added an additional 900 Series Sunny 18 Interests to the Offering Statement to be qualified on the same terms as previously sold such that 6,000 Series Sunny 18 Interests are authorized in Series Sunny 18.

(7)	Series The Filly Four is comprised of four (4) horses, (i) a 2018 Filly named, Venetian Sonata 18, (ii) a 2018 Filly named, My Sweet Addiction 18, (iii) a 2018 Filly named, My Lady Lauren 18, and (iv) a 2018 Filly named, Sapucai 18.

(8)	The following offerings were terminated/closed :

•	On February 6, 2020, the Series Palace Foal Offering was terminated prior to any securities being offered.
•	On September 6, 2019, the Series De Mystique ‘17 Offering was sold out and closed.
•	On October 18, 2019, the Series Martita Sangrita 17 Offering was sold out and closed.
•	On September 23, 2019, the Series Daddy’s Joy Offering was sold out and closed.
•	On January 22, 2020, Shake it Up Baby died. The Company held mortality insurance on Shake it Up Baby. See the Company’s Form 1-U filed with the SEC on February 6, 2020.
•	On September 9, 2019, the Series Tizamagician Offering was sold out and closed.
•	On October 11, 2019, the Series Power Up Paynter Offering was sold out and closed.
•	On October 26, 2019, the Series Wayne O Offering was sold out and closed.
•	On December 22, 2019, Augusta Moon, one of the two Underlying Assets of Series New York Claiming Package, was claimed/purchased from a race for $35,000. The sale contains no other material terms and conditions. As a result of Augusta Moon being sold, the Company plans to issue a dividend of $65.93 per each Series New York Claiming Package Membership Interest which dividend represents such member’s pro rata share of the sale proceeds from the claim, the unused training reserve, unused insurance and the unrealized manager fee. See also the Company’s Form 1-U filed with the SEC on December 30, 2019. As a result of the claiming of Augusta Moon, the Series New York Claiming Package Offering was closed.
•	On May 25, 2020, the Series Lane Way Offering was sold out and closed.
•	On June 1, 2020, the Series Big Mel Offering was sold out and closed.

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My Racehorse CA LLC, a Nevada series limited liability company (“we,” “us,” “our,” “MRH” or the “Company”) is offering, on a best efforts basis, up to the amount of membership interests of each of the series of the Company (the “Maximum”) without any minimum target  as set forth in the above table entitled “Series Membership Interests Overview.”

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

An Offering Circular, presented in Offering Circular format, was filed with the Securities and Exchange Commission (the “Commission”) with respect to the Series Palace Foal Offering and was qualified by the Commission on February 22, 2019 (the “Original Offering Circular”). This Post-Qualification Amendment No. 13 to the Original Offering Circular describes each individual Series set forth in the above table entitled “Series Membership Interests Overview.”

Series Interests are available for purchase exclusively through the MyRacehorse™ Platform and will be issued in book-entry electronic form only. StartEngine Secure LLC has been engaged as the Company’s SEC-registered transfer agent and registrar of the Series Interests pursuant to Section 17A(c) of the Exchange Act.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder.” There will be separate closings with respect to each Offering. The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the section titled, “Risk Factors”, herein for a description of some of the risks that should be considered before investing in the Interests.

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MY RACEHORSE CA LLC

vii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each series of the Company and the MyRacehorse™ Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the MyRacehorse™ Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

1

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is My Racehorse CA LLC, a Nevada series limited liability company formed on December 27, 2016.

Underlying Asset(s) and Offering Per Series Interest:	The Underlying Asset for each Series and the Offering Price per Interest for each respective Series is set forth in the description for such asset herein.

The assets of all Series described below may collectively be referred to herein as the “Underlying Assets” and each, individually, as an “Underlying Asset.” It is not anticipated that any of the Series would own any assets other than said interest in such Underlying Asset, plus cash reserves for maintenance, training, insurance and other expenses pertaining to the Series and amounts earned from the monetization of such Underlying Asset.

Securities Offered:

Investors will acquire membership interests in a Series of the Company, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Series Big Mel will only have an interest in the assets, liabilities, profits and losses pertaining to the Series Big Mel and its related operations and not as it relates to Series Lazy Daisy or any other series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain matters set forth in the Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”).  The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

Investors:

Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

2

Manager:

Experiential Squared, Inc., a Delaware corporation, will serve as the manager of the Company and of each Series (the “Manager”) pursuant to that certain Management Services Agreement (the “Management Agreement”). Experiential Squared, Inc., also owns and operates a mobile app-based investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of the Management Agreement, through which the Interests are sold.

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, said lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded.

Broker:

The Company has entered into an agreement with Dalmore Group, LLC (“Dalmore” or the “Broker”), a New York limited liability company and a broker-dealer which is registered with the Commission and is registered in each state where such Offering will be made prior to the launch of such Offering. Dalmore will act as the broker/dealer of record for each transaction and provide related services in connection with such Offering as described in the Broker-Dealer Agreement attached hereto as Exhibit 6.33. Dalmore is a member of FINRA.

Minimum Interest purchase:

The minimum subscription by an Investor is 1 Interest in a Series. The Purchase Price will be payable in cash in United States Dollars at the time of subscription.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Offering size:	There is no minimum offering amount for the sale of Interests in each Offering. The Maximum Interests offered per Series is set forth in the “Series Membership Interests Overview” table set forth above.

Offering Period:	There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Additional Investors:	After the Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

3

Use of proceeds:

The proceeds received by a Series from its respective Offering will be applied in the following order of priority of payment:

(i) Brokerage Fee: A fee equal to 1.0% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) paid to Dalmore as compensation for brokerage services;

(ii) Due Diligence Fee: A fee equal to approximately 15.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement);

(iii) Bloodstock Fee: A fee up to 5.0% of the cost of the Underlying Asset paid to the Manager, an affiliate of the Manager, or a third party service provider as compensation for bloodstock services for creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company;

(iv) Asset Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Horse Seller (which may have been paid off prior to such Offering through a loan to the Company), including any accrued interest under potential loans to the Company and through down-payments by the Manager and/or its affiliates to acquire an interest in the Underlying Asset prior to an Offering.

(v) Offering Expenses: In general these costs include actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, printing and accounting firms, as the case may be.

In the case of the Offerings hereunder, the Manager has agreed to pay and not be reimbursed for Offering Expenses.

The Manager bears all expenses related to item (iv) above on behalf of a Series and may be reimbursed by a Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or a Series the funds required to pay any costs identified in items (ii) and (iii), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (iv), other than down-payments, accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code). See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

4

Operating expenses:	“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of a Series’ interest in the applicable Underlying Asset, including:

•	costs incurred in managing the Underlying Asset, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Asset;

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. THERE IS NO GUARANTEE THAT A HORSE YOU INVEST IN WILL BE INSURED.

The Company has purchased mortality insurance for Ocean Magic 18, Dancing Destroyer, Carpe Vinum, Daddy’s Joy, Vertical Threat, Shake it Up Baby, Tizamagician, Power Up Paynter, Annahilate, Wayne O, Big Mel, Amandrea, American Heiress, Solar Strike, Lazy Daisy, Augusta Moon, Hizaam, Moonlight d’Oro, Joyful Addiction, Lady Valentine, Shared Addiction, Lane Way, Mo Mischief, Deep Cover, Popular Demand, Authentic, Storm Shooter, and Thirteen Stripes.

For certain Offerings, the Manager has agreed to pay and not be reimbursed for Operating Expenses related to each Series incurred prior to Closing. In such instances, only Operating Expenses incurred post-Closing shall be the responsibility of a Series. See “Use of Proceeds” for each such Series for reference to inclusion of Prepaid Expenses in Operating Expenses for a Series-by-Series determination.

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We allocate a sizable portion of the Offering to a cash reserve to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

Until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees. See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of Interests:	A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its interest in the Underlying Asset and cash reserves of that particular Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, or the Manager does not pay such amounts without seeking reimbursement.

Distributable Cash:

“Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any capital expenditures related to its interest in the applicable Underlying Asset. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

A Series will typically generate Distributable Cash from revenue-generating events of such Series. The frequency with which such event occurs is dependent on the racing schedule of the Underlying Asset, potential sales of the Underlying Asset, and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

Management Fee:

As compensation for the services provided by the Manager under the Management Agreement, the Manager will be paid an initial one-time 15% Due Diligence Fee from each Series and a subsequent fee of 10% of Gross Proceeds generated by each Series. “Gross Proceeds” is defined as the sum of all money generated by a Series, prior to any deductions that have been made or will be used for expenses. In the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services.

The Management Fee does not accumulate if no Gross Proceeds are generated. The Management Fee is due only upon each revenue-generating event of such Series. The frequency with which such event occurs is dependent on the racing schedule of the applicable Underlying Asset, potential sales of the applicable Underlying Asset, and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

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Distribution Rights:	The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of a Series. Any Distributable Cash generated by a Series from the utilization of the Underlying Asset shall be applied by that Series in the following order of priority:

•	10% of the Gross Proceeds for that Series to the Manager as a Management Fee;

•	5.0% of the cost of the Underlying Asset paid to the Manager, an affiliate of the Manager, or a third party service provider as compensation for providing bloodstock services for an Underlying Asset;

•	Thereafter, to repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series plus accrued interest;

•	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses and/or Upkeep Fees of that Series; and

•	thereafter, 100% (net of corporate income taxes applicable to a Series) by way of distribution to the Interest Holders of that Series on a percentage basis.

Timing of Distributions:	The Manager may make periodic distributions of Distributable Cash remaining to Interest Holders of a Series subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of a Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

No Trading Market

There is currently no public trading market for our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

The Company estimates that each Series will exist for 4-6 years (the racing life cycle) and then the Underlying Asset will be sold, which will be the primary liquidity event other than Distributions on Gross Proceeds as discussed above. A sale of the Underlying Asset may occur at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset.

Manager Duties:	The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

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Indemnification:	To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of a Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (c) the Company, a Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws and there is a right of first refusal on transfers of Interests. See “Description of Interests Offered – Limitations on Transferability” for more information.

Where to Buy; Transfer Agent	Series Interests will be available for purchase exclusively on the MyRacehorse™ Platform at myracehorse.com. These Series Interests will be issued in book-entry electronic form only. StartEngine Secure LLC is the SEC-registered transfer agent and registrar for the Series Interests.

Governing law:	The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under the federal securities laws.

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RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the MyRacehorse™ Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that Investors will realize a return on their investments in us or that they will not lose their entire investment in our Interests. For this reason, each prospective subscriber for our Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Asset.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Asset.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to facilitate sales of our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Lack of operating history.

The Company and each Series were recently formed, have generated nominal revenues and have limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

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Limited Investor appetite.

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional interests in underlying assets through the issuance of further Series and monetizing them together with interests in such Underlying Assets to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional underlying assets and other monetization opportunities (e.g., Membership Experience Programs - hosting events with the race horses, winners circle access, race day privileges, etc.).

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

We do not believe that any other company crowd funds racehorse ownership interests or proposes to run a platform for crowd funding of interests in racehorses. The Company and the Interests may not gain market acceptance from potential Investors, potential Horse Sellers or service providers within the racehorse ownership/syndicate industry, including insurance companies, syndicate managers, training facilities or maintenance partners. This could result in an inability of the Manager to operate the Underlying Asset profitably. This could impact the issuance of further series of interests and additional underlying assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional underlying assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in offering costs as a large number of interests in underlying assets may be listed on subsequent offering circulars, group discounts on mortality insurance and the ability to monetize its interest in underlying assets through Membership Experience Programs, as described below, that would require the Company to own a substantial number of its interest in underlying assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of such Series’ interest in the applicable Underlying Asset as at the date of such Offering (as the proceeds of each Offering in excess of the purchase price of the applicable Underlying Asset will be used to pay fees, costs and expenses incurred in making each Offering, acquiring the interest in the applicable Underlying Asset, Due Diligence Fees and Upkeep Fees). If the applicable Underlying Asset had to be sold and there has not been substantial appreciation of the applicable Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the applicable Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the horse at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. The Company maintains a reserve for estimated Upkeep Fees for the Underlying Asset. However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by its interest in the Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Distributable Cash generated by the Series and could reduce the amount of any future distributions payable to Investors. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

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Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. As Experiential Squared, Inc. has only been in existence since June 2016 and is an early-stage startup company, it has no significant operating history within the horse racing sector, which evidences its ability to find, acquire, manage and utilize the Underlying Assets.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and that the Company is able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Assets (e.g., a reduction in offering costs if a large number of Underlying Assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

Liability of investors between series of interests.

The Company is structured as a Nevada series limited liability company that issues a separate series of interests for each Underlying Asset. Each Series will merely be a separate series and not a separate legal entity. Under the Nevada Revised Statutes (the “NRS”), if certain conditions (as set forth in NRS Section 86.296(3)) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Nevada, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Nevada corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the NRS, it is possible a court could conclude that the methods used did not satisfy Section 86.296(3) of the NRS and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 86.296(3) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series and Interests yet to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

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Potential breach of the security measures of the MyRacehorse™ Platform.

The highly automated nature of the MyRacehorse™ Platform through which potential investors may acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The MyRacehorse™ Platform processes certain confidential information about investors, the Horse Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the MyRacehorse™ Platform, the Company, the Manager or the Company’s service providers (including Dalmore) could be breached. Any accidental or willful security breaches or other unauthorized access to the MyRacehorse™ Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the MyRacehorse™ Platform software are exposed and exploited, the relationships between the Company, investors, users and the Horse Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the Horse Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the MyRacehorse™ Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the MyRacehorse™ Platform and the Company could lose investors and the Horse Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Asset at the Membership Experience Programs.

The novel coronavirus could have a material adverse impact on our business, results of operations, financial condition, cash flows or liquidity.

The outbreak of a novel coronavirus (which causes the disease now known as COVID-19), was first identified in December 2019 in Wuhan, China, and has since spread globally. Government efforts to contain the spread of the coronavirus through lockdowns of cities, business closures, restrictions on travel and emergency quarantines, among others, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, among others, have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries.  The foregoing are likely to adversely affect business confidence and consumer sentiments, and have been, and may continue to be, accompanied by significant volatility in financial and commodity markets.  The spread of the coronavirus, particularly if it develops into a worldwide health crisis, also may have broader macro-economic implications, including reduced levels of economic growth and possibly a global recession, the effects of which could be felt well beyond the time the spread of infection is contained.

In terms of the impact on sporting events, many countries have begun to impose emergency measures that ban large public gatherings.  A wide range of sports events around the world have been postponed or cancelled due to concerns over coronavirus contagion, including at the urging of clubs unwilling to play in stadiums without fans. As it relates to the horse racing industry, live racing has been able to operate in certain jurisdictions without fans, and in other jurisdictions has been restricted from holding races even without fans. Live racing is the only method of generating revenue for an active racehorse and, without racing, no revenue will be derived for a horse, despite the expenses to care for the horse continuing. Virtually all racing jurisdictions have continued to allow training, but this could change without notice impacting a horse’s ability to maintain their level of fitness and conditioning resulting in a compromised ability to return to the races upon restrictions being lifted relative to live racing.

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The coronavirus and the responses thereto could have a range of other effects on us.  For example, the implementation of business continuity plans in a fast moving public health emergency could have an adverse effect on our internal controls (potentially giving rise to significant deficiencies or material weaknesses) and also increase our vulnerability to information technology and other systems disruptions.

We currently are unable to predict the duration and severity of the spread of the coronavirus, and responses thereto, on our business and operations, and on our results of operations, financial condition, cash flow and liquidity, as these depend on rapidly evolving developments, which are highly uncertain and will be a function of factors beyond our control, such as the speed of contagion, the implementation of effective preventative and containment measures, the development of effective medical solutions, the timing and scope of governmental restrictions on public gatherings, mobility and other activities, financial and other market reactions to the foregoing, and reactions and responses of the populace both in affected regions and regions yet to be affected.  While we expect we will suffer adverse effects, the more severe the outbreak and the longer it lasts, the more likely it is that the effects on us and our business will be materially adverse.

Risks relating to the Offerings

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of racehorses and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact of non-compliance with regulations.

As of July 10, 2020, the Interests are being sold through Dalmore, which will act as the broker/dealer of record and is a registered broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and Member FINRA/SIPC. Interests will be registered in each state where the Offering and sale of such Interests will occur prior to the launch of such Offering. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any Series of Interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Interests.

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Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the underlying assets are either (i) not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act or (ii) such Underlying Assets deemed “securities” will be limited such that the Company’s assets will comprise of less than 40% investment securities under the Investment Company Act and the Manager will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other series of interests.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

There is substantial doubt about our ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

We have elected to delay compliance with certain new or revised financial accounting standards.

We have elected to delay compliance with the new revenue recognition accounting standard, ASC Topic 606 Revenue from Contracts with Customers, which took effect on January 1, 2018 until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Management does not believe the provisions of ASC Topic 606 will have a material impact on our financial position or results of operations, but some investors may view this as a lack of access to certain information they may deem important.

Risks relating to the Horse Racing industry

There can be no assurances that the value of the racehorse (whether it is a Thoroughbred, Quarter Horse or Standardbred) which is owned by the Series will not decrease in the future which may have an adverse impact on the Company’s or an Individual Series’ activities and financial position.

The business of owning, training and racing horses is a high-risk venture. There is no assurance that any horse and therefore any interest in such horse acquired by the Series will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement from racing, restrictions in racing schedules, layups, and even natural death or euthanasia of the animal. There can be no assurances that the value of the interest in such Underlying Asset which may be acquired and owned by a Series, will not decrease in the future or that a Series will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the horses which such Series may acquire. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

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While the Company believes that there is a market for horse breeding, training and racing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s and Series’ horse(s) in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that Investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for distribution.

The valuation of racehorses is a highly speculative matter and the market for racehorses is extremely volatile. If the valuation of an individual Series' horse decreases the individual Series will still be responsible for the expenses of maintaining, training and racing the horse at lower level races or smaller venues which could negatively impact the revenues from the horse.

The valuation of horses (particularly racehorses) is a highly speculative matter and prices fluctuated widely, particularly in recent years. The success of the Company, and each an individual Series, is dependent upon the present and future values of racehorses generally, and of the Company's racehorses in particular, the racing industry in general, as well as the racing success of the Underlying Assets. Although the future value of horses generally cannot be predicted, it will be affected by general economic conditions such as inflation, employment, recessions, tariffs, unstable or adverse credit market conditions, other business conditions, the amount of money available for investment purposes, and the continued interest of investors and enthusiasts in the racehorse industry. In the past, there has been growing foreign investment in certain types of racehorses, and the continued ability of foreign investors to acquire horses is subject to change due to economic, political or regulatory conditions. The value of racehorses is also subject to federal income tax treatment of racing and related activities, the continuation or expansion of legalized gambling and the size of racing purses, all which cannot be predicted. The expense of maintaining, boarding, training and racing horses can be expected to increase during the term of a Series or the Company, regardless of what happens to the future market price of racehorses or the performance of the Company racehorses. Further, there is always a risk of liability for damages caused by the Underlying Assets to other persons or property.

The cost of racing is unpredictable and speculative and may negatively impact the Company’s and each individual Series’ ability to generate revenue.

Increases in operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals (all of which are subject to inflationary pressure and should be expected to increase), to an extent which cannot be matched by increases in revenue. The racehorse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions may adversely impact the availability of grooms, trainers, jockeys and other horse industry workers. Adverse weather and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular race or racetrack, ability to transport the horses, and increases in costs or decreases in revenues. Changes in government regulations, whether or not relating to the horse racing industry, may result in additional expenses or reduced revenue from operations.

If a horse is unsuccessful in racing, becomes sick or injured, the Underlying Asset’s value will be adversely affected which may have a negative impact of the Company's and such individual Series' valuation and its revenue.

Horse racing is extremely speculative and expensive. In the event that a horse in which a Series has an interest was to be transported to various tracks and training centers throughout the United States, and thus exposed too many other horses in training, the risk of illness, injury or death increases significantly. A horse in which a Series has an interest must earn enough through racing to cover expenses of boarding and training. If a horse in which a Series has an interest is unsuccessful in racing, their value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in horse racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the horse in which a Series has an interest will be of such quality that they may compete in any races which offer purses of a size sufficient to cover such Series' expenses.

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Horse racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company's business.

The racing future of and/or market for the horses in which the Company and/or a Series' has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in an Underlying Asset would be substantially diminished by any such regulation or ban. Horse racing is regulated in various states and foreign countries by racing regulatory bodies which oversee the conduct of racing as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may prepare us to seek regulatory approval to race in certain jurisdictions.

The Company may not purchase insurance on its horse which could require Company resources to be spent to cover any loses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured. Mortality insurance insures against the death of a horse during the Company's partial ownership. Medical insurance covers possible risks of injury during racing or training. Liability insurance covers the risk that the horse in which the Company or a Series has an interest causes death, injury or damage to persons or property. Without insurance an individual Series is responsible for the cost of injury of veterinary expenses, surgery, and rehabilitation, or in the event of death, the Company will lose its investment in the horse. The payment of such liabilities may have a material adverse effect on our financial position. See Series descriptions as to whether insurance has or has not been purchased related to your Interests.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for horses in which the Company or a Series has an interest to race at and then negativity impact its operations.

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company's activities business.

Because horse racing is a sport as well as a business, industry practices and structures have developed which not be attributable solely to profit-maximizing, economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

Series may only own a minority interest in Underlying Assets as a result it may not have sufficient control regarding the training or racing of the Underlying Asset.

Currently, the Company has begun purchasing interests in race horses through series, mainly under an existing California intrastate permit offering. A Series will not always own a majority interest in a particular horse. Therefore, despite its best efforts to build in oversight rights and major decision rights (such as the sale of an Underlying Asset) a Series and the Company may have minimal input with regard to the race selection and training of the horse(s). As a result, the Company and such Series may be dependent on the majority owners’ decisions as to when and where to race or show the horse and to its training regime. Additionally, there are situations in which a trainer or owner may have a conflict of interest which could negatively impact the ability of a horse to be placed in a particular race and given priority in workout times, jockeys or stabling.

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Market shortages may impact the ability of the Series to generate revenue.

The Company, through its individual Series, will primarily engage in horse racing in the United States. The future success of these activities will depend upon the ability of the Manager to purchase an interest in high-quality horses through an individual Series. The future success of these activities also depends upon whether the horse is being handled by highly skilled trainers and ridden by highly skilled jockeys. Because horse racing is an intensely competitive activity and the Company will be competing with a number of persons who have substantially greater experience and financial resources than Company to purchase interests in the best racehorses, there can be no assurance that the Company will be successful in the endeavors of pursuing certain racehorses for any Series. Further, once purchased, because the Company may have only a minority interest in such horse, the Company will have limited input into the training, handling, and management of the horse and therefore can make no assurances as to the success of the investment.

The Company, via an individual Series, has no intention of paying dividend payments on a regular schedule as revenues are irregular, seasonal, and unpredictable.

The revenues, if any, of an individual Series may be highly irregular and seasonal. While the Manager will endeavor to sell horses or interests in horses for cash at the time of sale, there can be no assurance that other payment terms will not be required by the relevant market conditions. The consequent variance in the amount or the timing of the Company's dividends, if any, could pose particular risks for Investors who seek to transfer their Interests during the term of the Company.

Competitive interests and other factors can have unforeseen consequences.

The horseracing industry is highly competitive and speculative. Horseracing in the United States and in foreign countries draws competitors and participants from locations throughout the United States and overseas, who have been in the business of horseracing for many years and have substantially greater financial resources than Company. The Company will be competing in its racing and selling activities with such persons. Similarly, horse markets are international, and auctions are frequently internationally advertised. This can be favorable in that it increases the value of Underlying Assets but, by the same token, Company has little influence and may not be able to compete with such competitors in the acquisition of interests in horses. The Company will be competing in the purchase and sale of horses with most of the major horse breeders and dealers in the United States and foreign countries. Thus, prices at which the Company buys or sells its interests in the Underlying Assets may vary dramatically. Market factors, which are beyond the Company’s control, will greatly affect the profitability of the Company. Such factors include, but are not limited to, auction prices, private sales, foreign investors, federal income tax treatment of the racing industry and the size of racing purses. Further, the Company and the concept of crowdfunding in the racehorse industry is a new venture and thus the risk of unforeseen issues and problems is high.

There is a lack of financial forecasts for the Company and for individual Series.

While the Company believes that there is a market for racehorse breeding, training and racing, such a market is highly volatile. The racehorse industry is dependent upon the present and future values of racehorses and of the horses in which the Company or a Series invested in particular. There can be no assurance that the Company will be successful in its proposed activity. The expenses incurred may result in operating losses for the Company and there is no assurance that the Company will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Company. As a result, it is possible that the Investors will lose all or a substantial part of their investment in the Company. Additionally, there is no assurance that there will be any cash available for dividends. In addition, dividends, if any, may be less than their distributive share of taxable income and the Investors’ tax liability could require out-of-pocket expenditures by the Investors.

Lack of Diversification.

It is not anticipated that each Series would own any assets other than its interest in such Underlying Asset, plus potential cash reserves for maintenance, training, insurance and other Upkeep Fees pertaining to its interest in such Underlying Asset and amounts earned by such Series from the monetization of its interest in such Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to such Series.

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Risks Related to Ownership of our Interests

You will have only limited “major decision” rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of a Series. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Horse Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offerings and the acquisition of interests in each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Investors will not have the use of such funds or receive interest thereon pending the completion of said Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

The Company’s Operating Agreement contains mandatory arbitration provisions that restrict your ability to bring claims against the company, except in instances of claims related to Federal and State securities laws.

Investors will be obligated to submit any claims against the Company to arbitration, except in instances of claims related to Federal and State securities laws.  Investors will be limited in the location, venue and circumstances under which a claim for damages can be brought against the Company or its officer, directors, managers or related parties. This limitation reduces the ability of Investors to dispute or fight against decisions made by the Company or its managers which may be viewed as having a negative impact on the value of your underlying investment.

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POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager, the Manager’s majority stockholder and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under "Compensation to Manager and Its Affiliates" was determined by arms' length negotiations. It is anticipated that the commissions and profits received by the Manager may be higher or lower depending upon market conditions.

This conflict of interest will exist in connection with Company management and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business that is described in this Offering Circular.

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company. The Company also has borrowed $1,724,852 from the manager of the Company in order to acquire horse assets prior to establishing and issuing securities in the underlying series holding the horse assets for the fiscal year ended December 31, 2019. Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

We allocate a sizable portion of the Offering to a cash reserve to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series.

Other Series or Businesses

The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

The Manager, acting in the same capacities for other investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company's financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

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An affiliate of Spendthrift Farm LLC is a Majority Stockholder in the Manager and Spendthrift is frequently a Horse Seller and Co-Owner in our Underlying Assets. Our interests in these transactions may be different from the interests of affiliates in these transactions.

Recently, an affiliate of Spendthrift Farm, LLC, a Kentucky limited liability company (“Spendthrift”), became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Spendthrift is also a Horse Seller and Co-Owner with the Company in several of the Underlying Assets of existing Series and will continue to hold those positions in future Series. As such, the Company recognizes that there may be a heightened risk of conflicts of interest representing our interests in these transactions on the one hand and the interests of the Manager and its affiliates in preserving or furthering their respective relationships on the other hand and/or proper valuation of certain transactions (or the perception thereof). The Manager and the Company, in determining whether to approve or authorize a particular transaction with Spendthrift, will consider whether the transaction between the Company and Spendthrift is fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the operating agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with any Offering. However, from time to time, additional Series Interests may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

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USE OF PROCEEDS – SERIES VERTICAL THREAT

We estimate that the gross proceeds of the Series Vertical Threat Offering will be $126,000, which includes the proceeds from the Prior Vertical Threat Sale for calculation purposes only, and assumes the full amount of the Series Vertical Threat Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$60,000	47.6%
Due Diligence Fee	$18,900	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$47,100	37.4%
Total Fees and Expenses	$66,000	48.9%
Total Proceeds	$126,000	100.00%

_______________

(1)	Solely in connection with the offering of the Series Vertical Threat Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Vertical Threat will last through calendar year 2020.
(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Vertical Threat from the Horse Seller for a total cost of $60,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Vertical Threat Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Vertical Threat Interests are sold in connection with the Series Vertical Threat Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Vertical Threat, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Vertical Threat includes reserves for Operating Expenses through 2020. Vertical Threat has commenced racing. Thus, the Company anticipates that Vertical Threat may soon start generating revenue which should allow Series Vertical Threat to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Vertical Threat need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Vertical Threat has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – ANNAHILATE (SERIES TWO TRAIL SIOUX 17)

We estimate that the gross proceeds of the Series Two Trail Sioux 17 Offering will be $135,000 assuming the full amount of the Series Two Trail Sioux 17 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$74,250	55.0%
Due Diligence Fee	$20,250	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$40,500	30.0%
Total Fees and Expenses	$60,750	45.0%
Total Proceeds	$135,000	100.00%

________________________

(1)	Solely in connection with the offering of the Series Two Trail Sioux 17 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Two Trail Sioux 17 will last through November 2020.

(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 45% interest in Annahilate from the Horse Seller for a total cost of $74,250 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Two Trail Sioux 17 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Two Trail Sioux 17 Interests are sold in connection with the Series Two Trail Sioux 17 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Two Trail Sioux 17, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Annahilate includes reserves for Operating Expenses through 2020. The Company anticipates that Annahilate may begin racing and, thus, generating revenue in or about July 2020 which should allow Series Two Trail Sioux 17 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Annahilate need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Two Trail Sioux 17 has reserves in place to cover such contingencies through November 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES AMANDREA

We estimate that the gross proceeds of the Series Amandrea Offering will be $162,250 assuming the full amount of the Series Amandrea Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$115,500	71.2%
Due Diligence Fee	$24,750	15.3%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$22,000	13.6%
Total Fees and Expenses	$46,750	28.8%
Total Proceeds	$162,250	100.0%

________________________

(1)	Solely in connection with the offering of the Series Amandrea Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Amandrea will last through June 2020.
(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 55% interest in Amandrea from the Horse Seller for a total cost of $115,500 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Amandrea Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Amandrea Interests are sold in connection with the Series Amandrea Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Amandrea, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Amandrea has commenced racing. Thus, the Company anticipates that Amandrea may soon start generating revenue which should allow Series Amandrea to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Amandrea need more time than anticipated in training or fails to generate sufficient revenues as expected, 2020 the Manager may loan the Series money from time-to-time to cover operating expenses as referenced above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – AMERICAN HEIRESS (SERIES KEERTANA 18)

We estimate that the gross proceeds of the Series Keertana 18 Offering will be $510,000 assuming the full amount of the Series Keertana 18 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$367,200	72%
Due Diligence Fee	$76,500	15%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$66,300	13%
Total Fees and Expenses	$142,800	28%
Total Proceeds	$510,000	100.0%

________________________

(1)	Solely in connection with the offering of the Series Keertana 18 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(2)

To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for American Heiress will last through calendar year 2020.

(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in American Heiress from the Horse Seller for a total cost of $364,650 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Keertana 18 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Keertana 18 Interests are sold in connection with the Series Keertana 18 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Keertana 18, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of American Heiress includes reserves for Operating Expenses through 2020. The Company anticipates that American Heiress may begin racing and, thus, generating revenue in or about September 2020 which should allow Series American Heiress to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should American Heiress need more time than anticipated in training or fails to generate sufficient revenues as expected, American Heiress has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

24

USE OF PROCEEDS – SOLAR STRIKE (SERIES SUNNY 18)

On March 25, 2020, the Company acquired an additional 9% interest in Solar Strike from the Horse Seller for a total cost of $36,270.  The Use of Proceeds descriptions below have been updated to reflect the 60% ownership interest in Solar Strike.

We estimate that the gross proceeds of the Series Sunny 18 Offering will be $390,000 assuming the full amount of the Series Sunny 18 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$241,800	62.0%
Due Diligence Fee	$60,060	15.4%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$88,140	22.6%
Total Fees and Expenses	$148,200	38.0%
Total Proceeds	$390,000	100.0%

________________________

(1)	Solely in connection with the offering of the Series Sunny 18 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(2)

To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Solar Strike will last through calendar year 2020.

(3)

Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Solar Strike from the Horse Seller for a total cost of $205,530 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction. On March 25, 2020, the Company acquired an additional 9% interest in Solar Strike from the Horse Seller for a total cost of $36,270.

The allocation of the net proceeds of the Series Sunny 18 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Sunny 18 Interests are sold in connection with the Series Sunny 18 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Sunny 18, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Solar Strike includes reserves for Operating Expenses through 2020. The Company anticipates that Solar Strike may begin racing and, thus, generating revenue in or about September 2020 which should allow Series Sunny 18 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Solar Strike need more time than anticipated in training or fails to generate sufficient revenues as expected, Solar Strike has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

25

USE OF PROCEEDS – SERIES LAZY DAISY

We estimate that the gross proceeds of the Series Lazy Daisy Offering will be $143,750 assuming the full amount of the Series Lazy Daisy Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$112,500	78.3%
Due Diligence Fee	$22,500	15.6%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)(4)	$8,750	6.1%
Total Fees and Expenses	$31,250	21.7%
Total Proceeds	$143,750	100.0%

________________________

(1)	Solely in connection with the offering of the Series Lazy Daisy Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Lazy Daisy will last through February 2020.
(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

(4)	As of the filing of this Offering Statement, Series Lazy Daisy has run through its initial Cash Reserves. The Manager is currently lending additional monies to Series Lazy Daisy to cover operating costs at an interest rate of 2.38%.

The Company acquired the 12.5% interest in Lazy Daisy from the Horse Seller for a total cost of $112,500 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Lazy Daisy Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Lazy Daisy Interests are sold in connection with the Series Lazy Daisy Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Lazy Daisy, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Lazy Daisy has commenced racing. Thus, the Company anticipates that Lazy Daisy may soon start generating revenue which should allow Series Lazy Daisy to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Lazy Daisy need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager is loaning the Series money from time-to-time to cover operating expenses as referenced above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

26

USE OF PROCEEDS – SERIES THE FILLY FOUR

We estimate that the gross proceeds of the Series The Filly Four Offering will be $1,440,000 assuming the full amount of the Series The Filly Four Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$840,000	58.3%
Due Diligence Fee	$216,000	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$384,000	26.7%
Total Fees and Expenses	$600,000	41.7%
Total Proceeds	$1,440,000	100.0%

________________________

(1)	Solely in connection with the offering of the Series The Filly Four Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.
(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for The Filly Four will last through May 2021.
(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

For the four (4) horses in Series The Filly Four, the Company acquired an 80% interest in Moonlight d’Oro from the Horse Seller for an initial cost of $330,669.00, with a deferred payment of $198,401.40, for a total of $529,070.40 (the “Moonlight d’Oro Asset Cost”), exclusive of agent fees and expenses as part of the auction. The deferred payment shall be due upon the sale of Moonlight d’Oro, where such deferred payment shall be reduced by thirty percent (30%) of the purchase price of Moonlight d’Oro in the event that Moonlight d’Oro is euthanized before it can be sold at public auction. If such event were to occur, such amount will be forgiven by the Horse Seller. If for any reason the net sales proceeds from the auction sale of Moonlight d’Oro fails to equal the deferred payment due to the Horse Seller, then and in that event, the Horse Seller shall forgive any deficit amount, including any applicable interest related thereto.

27

The Company acquired an 80% interest in Joyful Addiction from the Horse Seller for an initial cost of $206,339.00, with a deferred payment of $123,803.40, for a total of $330,142.40 (the “Joyful Addiction Asset Cost”), exclusive of agent fees and expenses as part of the auction. The deferred payment shall be due upon the sale of Joyful Addiction, where such deferred payment shall be reduced by thirty percent (30%) of the purchase price of Joyful Addiction in the event that My Joyful Addiction is euthanized before it can be sold at public auction. If such event were to occur, such amount will be forgiven by the Horse Seller. If for any reason the net sales proceeds from the auction sale of Joyful Addiction fails to equal the deferred payment due to the Horse Seller, then and in that event, the Horse Seller shall forgive any deficit amount, including any applicable interest related thereto.

The Company acquired an 80% interest in Lady Valentine from the Horse Seller for an initial cost of $206,410.50, with a deferred payment of $123,846.30, for a total of $330,256.80 (the “Lady Valentine Asset Cost”), exclusive of agent fees and expenses as part of the auction. The deferred payment shall be due upon the sale of Lady Valentine, where such deferred payment shall be reduced by thirty percent (30%) of the purchase price of Lady Valentine in the event that Lady Valentine is euthanized before it can be sold at public auction. If such event were to occur, such amount will be forgiven by the Horse Seller. If for any reason the net sales proceeds from the auction sale of Lady Valentine fails to equal the deferred payment due to the Horse Seller, then and in that event, the Horse Seller shall forgive any deficit amount, including any applicable interest related thereto.

Lastly, the Company acquired an 80% interest in Shared Empire from the Horse Seller for an initial cost of $148,114.50, with a deferred payment of $88,868.70, for a total of $236,983.20 (the “Shared Empire Asset Cost”, and together with the Moonlight d’Oro Asset Cost, Joyful Addiction Asset Cost, and Lady Valentine Asset Cost may collectively be referred to herein as the “Asset Cost”), exclusive of agent fees and expenses as part of the auction. The deferred payment shall be due upon the sale of Shared Empire, where such deferred payment shall be reduced by thirty percent (30%) of the purchase price of Shared Empire in the event that Shared Empire is euthanized before it can be sold at public auction. If such event were to occur, such amount will be forgiven by the Horse Seller. If for any reason the net sales proceeds from the auction sale of Shared Empire fails to equal the deferred payment due to the Horse Seller, then and in that event, the Horse Seller shall forgive any deficit amount, including any applicable interest related thereto.

After the repayment of amounts owed due to the Horse Seller upon the sale of an Underlying Asset in Series The Filly Four (principal plus 5% interest per annum), any remaining net proceeds from such sale shall be split 80/20 between the Company and the Horse Seller.

The allocation of the net proceeds of the Series The Filly Four Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series The Filly Four Interests are sold in connection with the Series The Filly Four Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series The Filly Four, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series The Filly Four includes reserves for Operating Expenses through 2020. The Company anticipates that Moonlight d’Oro, Joyful Addiction, Lady Valentine, and Shared Empire may begin racing and, thus, generating revenue in or about September 2020 which should allow Series The Filly Four to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Moonlight d’Oro, Joyful Addiction, Lady Valentine, or Shared Empire need more time than anticipated in training or fails to generate sufficient revenues as expected, Moonlight d’Oro, Joyful Addiction, Lady Valentine, and Shared Empire have reserves in place to cover such contingencies through May 2021.

28

USE OF PROCEEDS – SERIES MO MISCHIEF

We estimate that the gross proceeds of the Series Mo Mischief Offering will be $382,500 and assumes the full amount of the Series Mo Mischief Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$255,000	66.7%
Due Diligence Fee	$56,100	14.7%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$71,400	18.7%
Total Fees and Expenses	$127,500	33.3%
Total Proceeds	$382,500	100.00%

_______________________

(1)	Solely in connection with the offering of the Series Mo Mischief Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Mo Mischief will last through 2020.

(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Mo Mischief from the Horse Seller for a total cost of $255,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Mo Mischief Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Mo Mischief Interests are sold in connection with the Series Mo Mischief Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Mo Mischief, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Mo Mischief includes reserves for Operating Expenses through 2020. The Company anticipates that Mo Mischief may begin racing and, thus, generating revenue in or about September 2020, which should allow Series Mo Mischief to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Mo Mischief need more time than anticipated in training or fails to generate sufficient revenues as expected, Mo Mischief has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

29

USE OF PROCEEDS – SERIES DEEP COVER

We estimate that the gross proceeds of the Series Deep Cover Offering will be $176,000 and assumes the full amount of the Series Deep Cover Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$80,000	44.5%
Due Diligence Fee	$26,400	15%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$69,600	39.5%
Total Fees and Expenses	$96,000	54.5%
Total Proceeds	$176,000	100.00%

_______________________

(1)	Solely in connection with the offering of the Series Deep Cover Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Deep Cover will last through 2020.

(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 80% interest in Deep Cover from the Horse Seller for a total cost of $80,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Deep Cover Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Deep Cover Interests are sold in connection with the Series Deep Cover Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Deep Cover, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Deep Cover includes reserves for Operating Expenses through 2020. The Company anticipates that Deep Cover may begin racing and, thus, generating revenue in or about September 2020, which should allow Series Deep Cover to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Deep Cover need more time than anticipated in training or fails to generate sufficient revenues as expected, Deep Cover has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

30

USE OF PROCEEDS – SERIES POPULAR DEMAND

We estimate that the gross proceeds of the Series Popular Demand Offering will be $248,880 and assumes the full amount of the Series Popular Demand Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$147,900	59.4%
Due Diligence Fee	$36,720	14.8%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$64,260	25.8%
Total Fees and Expenses	$100,980	40.6%
Total Proceeds	$248,880	100.00%

_______________________

(1)	Solely in connection with the offering of the Series Popular Demand Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Popular Demand will last through 2020.

(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Popular Demand from the Horse Seller for a total cost of $146,896.32 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Popular Demand Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Popular Demand Interests are sold in connection with the Series Popular Demand Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Popular Demand, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Popular Demand includes reserves for Operating Expenses through 2020. The Company anticipates that Popular Demand may begin racing and, thus, generating revenue in or about November 2020, which should allow Series Popular Demand to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Popular Demand need more time than anticipated in training or fails to generate sufficient revenues as expected, Popular Demand has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

31

USE OF PROCEEDS – SERIES AUTHENTIC

We estimate that the gross proceeds of the Series Authentic Offering will be $2,575,000 and assumes the full amount of the Series Authentic Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$1,894,218.75	73.6%
Due Diligence Fee	$386,250	15.0%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$294,531.25	11.4%
Total Fees and Expenses	$680,781.25	26.4%
Total Proceeds	$2,575,000	100.00%

_______________________

(1)	Solely in connection with the offering of the Series Authentic Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Authentic will last through November 2020.

(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 12.5% interest in Authentic from the Horse Seller for a total cost of $1,894,218.75 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction. The Company paid 10% of the Asset Cost down at closing and shall deliver the remaining balance by the earlier of the closing of this Series Authentic Offering or the 90th day after the date of acquisition. In the event that the Company is unable to pay the full balance of the Asset Cost by the due date, the Company shall retain the pro rata portion of Authentic that it has paid and shall transfer back the unpaid pro rata portion of Authentic back to the Horse Seller.

The allocation of the net proceeds of the Series Authentic Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Authentic Interests are sold in connection with the Series Authentic Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Authentic, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

Authentic has commenced racing. Thus, the Company anticipates that Authentic may soon start generating revenue which should allow Series Authentic to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Authentic need more time than anticipated in training or fails to generate sufficient revenues as expected, Authentic has reserves in place to cover such contingencies through November 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

32

USE OF PROCEEDS – SERIES STORM SHOOTER

We estimate that the gross proceeds of the Series Storm Shooter Offering will be $324,000 and assumes the full amount of the Series Storm Shooter Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$180,000	55.6%
Due Diligence Fee	$48,000	14.8%
Offering Expenses (None) (1)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (2)(3)	$96,000	29.6%
Total Fees and Expenses	$144,000	44.4%
Total Proceeds	$324,000	100.00%

_______________________

(1)	Solely in connection with the offering of the Series Storm Shooter Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(2)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Storm Shooter will last through 2020.

(3)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Storm Shooter from the Horse Seller for a total cost of $180,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Storm Shooter Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Storm Shooter Interests are sold in connection with the Series Storm Shooter Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Storm Shooter, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Storm Shooter includes reserves for Operating Expenses through 2020 . The Company anticipates that Storm Shooter may begin racing and, thus, generating revenue in or about September 2020, which should allow Series Storm Shooter to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Storm Shooter need more time than anticipated in training or fails to generate sufficient revenues as expected, Storm Shooter has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES THIRTEEN STRIPES

We estimate that the gross proceeds of the Series Thirteen Stripes Offering will be $229,000 and assumes the full amount of the Series Thirteen Stripes Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost	$100,000	43.7%
Brokerage Fee (1)	$2,290	1.0%
Due Diligence Fee	$34,350	15%
Offering Expenses (None) (2)	$0	0.0%
Operating Expenses (including, specifically, Cash Reserves for Upkeep Fees and Prepaid Expenses) (3)(4)	$92,360	40.3%
Total Fees and Expenses	$129,000	56.3%
Total Proceeds	$229,000	100.00%

_______________________

(1)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(2)	Solely in connection with the offering of the Series Thirteen Stripes Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Thirteen Stripes will last through 2020.

(4)	Operating Expenses may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, four months of initial training expenses, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 100% interest in Thirteen Stripes from the Horse Seller for a total cost of $100,000 (the “Asset Cost”) exclusive of agent fees and expenses as part of the auction.

The allocation of the net proceeds of the Series Thirteen Stripes Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Thirteen Stripes Interests are sold in connection with the Series Thirteen Stripes Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the “Cash Portion of the Asset Cost” of a series, including Series Thirteen Stripes, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Thirteen Stripes includes reserves for Operating Expenses through 2020. The Company anticipates that Thirteen Stripes may begin racing and, thus, generating revenue in or about August 2020, which should allow Series Thirteen Stripes to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Thirteen Stripes need more time than anticipated in training or fails to generate sufficient revenues as expected, Thirteen Stripes has reserves in place to cover such contingencies through 2020. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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DESCRIPTION OF VERTICAL THREAT

Summary Overview

•	Vertical Threat is a 2017 Colt of Tapiture (Sire) and Viola Blew By (Dam).
•	Vertical Threat was foaled on March 8, 2017.
•	As a three year old, Vertical Threat has limited track record under which to assess its performance. Vertical Threat’s trainer is Richard Baltas and its racing circuit is Southern California.
•	Current horse value set at $100,000 with the Company acquiring a 60% stake in Vertical Threat acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Vertical Threat, the Company will hold a majority (60%) stake in Vertical Threat’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Vertical Threat.

Asset Description

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DESCRIPTION OF ANNAHILATE (SERIES TWO TRAIL SIOUX 17)

Summary Overview

•	Annahilate (formerly known as Two Trail Sioux 17) is a 2017 Colt of Fast Anna (Sire) and Two Trail Sioux By (Dam).
•	Annahilate was foaled on March 3, 2017.
•	As a three year old, Annahilate has limited track record under which to assess its performance.
•	Current horse value set at $165,000 with the Company acquiring a 45% stake in Annahilate acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Annahilate, the Company will hold a majority (60%) stake in Annahilate’s co-ownership group (ownership of Annahilate by the Company is split into two separate series one of which is 45% interest and offered herein) and the Company shall have the following control rights, including, but not limited to, the right to removal of syndicate manager, ROFR on minority investor transfers, right to approve dissolution, sale of the asset, trainer, state of race, racing in claiming races, selling the horse, breeding the horse, vet procedures (over $5,000) and other major decision rights as it relates to Annahilate.

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Asset Description

TWO TRAIL SIOUX 17

Availability:

$300
0.10% share
1
BUY

Blood-Horse

2 - Fast Anna x Two Trail Sioux

Managing Partner:
Solis Litt

Trainer:

Racing Circuit:
SoCal

PROFILE

Foaled:	May 3, 2017
Breeder:	Litt Family Trust, Jason Litt, and SB Racing Corp
Color/Sex:	Bay/Colt
Sire:	Fast Anna
Dam:	Two Trail Sioux
Dam Sire:	Indian Charlie
Location:	SoCal
Auction:	OBS Spring 2019

SCORES

PEDIGREE

RECORD

APPRAISALS

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HORSE OVERVIEW

MyRacehorse partners with Solis/Litt Bloodstock on highly regarded colt from freshman sire Fast Anna. Colt's half-brother Cafe Crown, a $300,000 two-year old in training purchase targeting a start in the Seiryu Stakes this weekend, a prep for the Japan Dirt Derby in July.

This colt was on our radar screen at the recent April Ocala Breeders Sale of two-year old's in training. He completed his quarter mile breeze in a very efficient 21.2 seconds while galloping out three furlongs in 33.4 seconds. We did all the due diligence on him that any serious bidder does on a horse before they go through the auction ring. However, there was one factor that we thought would preclude us from being able to buy this colt; his price tag! The consignor told us the reserve on the colt was north of $200,000 and that some significant buyers were taking a look at him. The beauty about auctions is that once and a while the market surprises you. We took a wait and see approach with the strategy of seeing where the hammer fell and if the reserve was not attained to aggressively pursue a deal privately with the colt's owner. We suspect a number of factor's contributed to the colt not obtaining his reserve. First, he is by a freshman sire Fast Anna who is extremely well breed (Medaglia d'Oro – Dreaming of Anna) but as all freshman sires are, is relatively unknown in the quality of runners he can produce (Fast Anna's second starter Anna's Fast was the buzz of Keeneland the week of the Ocala Sale after she dominated a maiden special weight by 5.5 furlongs). Secondly, while the colt has all the right pieces, he is a May foal that needs a few months after the sale to mature and grow into his frame before realizing his true potential. While it's easy for us to be patient and project into the future of what you could be getting, many in the industry are looking for the entire package to be complete when they sign the ticket at auction. For us we believe horses like this represent a great value proposition and we're extremely happy to add him to the roster.

You know who else is excited to be involved in the ownership of the horse? The colt's original owners Alex Solis and Jason Litt of Solis/Litt Bloodstock. The decision to enter him in the sale and set the reserve where they did was a tough one. They hold the colt in extremely high regard. When we called Alex after the sale to negotiate a deal, he told us two things: 1) that he had received calls from some prominent connections wanting to buy the horse and 2) that in order for any deal to happen that Solis/Litt Bloodstock would have to stay in as owners in the horse. How's that for confidence in the horse?! No better endorsement than that. We negotiated a valuation of $165,000 on the horse with MyRacehorse owning 60%, Solis/Litt Bloodstock 30%, and Double L Racing 10%. For those who don't know about Solis/Litt Bloodstock they are a prominent bloodstock agency and are widely respected in the industry. They have owned or been a part of the teams of champions such as Shared Belief, Mizdirection, and the 2019 Kentucky Derby winner Country House.

Fast Anna was a fast sprinter (pun intended) who won three races in his brief career, most notably just missing in the 2014 Grade 1 King's Bishop Stakes at Saratoga. He now stands at Three Chimney's Farm for $7,500. His pedigree is stacked. He is by leading sire Medaglia d'Oro (standing at Darley for a $200,000 stud fee) who has also sired champions such as 2009 Kentucky Oaks and Preakness winner Rachel Alexandra, Breeder's Cup champions Songbird and Talismanic, 2011 Kentucky Oaks winner Plum Pretty, and Bolt d'Oro. Fast Anna's dam Dreaming of Anna was a winner of 10 races including the 2006 Breeder's Cup Juvenile Fillies collecting over $2 million in career earnings in the process. She also showed versatility in switching to the grass when winning the Virginia Oaks.

This colt also comes from an impressive female line. His dam Two Trail Sioux was an earner of over $664,000 including a win in the Grade 2 Fleur de Lis Handicap at Churchill Downs and second place finishes in the prestigious Delaware Handicap and Personal Ensign Stakes at Saratoga. In addition, she's also a fantastic broodmare. She's the dam of 8 other registered foals, six of them winners, including black type earner Cheyenne Pass and the aforementioned Cafe Crown, a three-year-old colt who is expected to contest the Seiryu Stakes this weekend, a prep for the Japan Dirt Derby in July.

The colt is currently getting some down time after the sales process and will then begin to train in Ocala before shipping off to Southern California. Alex and Jason like to see how a horse responds to the initial training process before placing them in a specific trainer's program. Accordingly, this colt's trainer will be determined at a later date.

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DESCRIPTION OF AMANDREA

Summary Overview

•	Amandrea is a 2016 Filly of Paynter (Sire) and Courageous Julie (Dam).
•	Amandrea was foaled on April 13, 2016.
•	Amandrea has a proven track record of being able to compete in stakes races, although it is difficult to use historic racing success as a proxy for future earnings.
•	Current horse value set at $125,000 with the Company acquiring a 55% stake in Amandrea acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Amandrea, the Company will hold a majority (55%) stake in Amandrea’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Amandrea.

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Asset Description

AMANDREA

Availability: Worldwide

$295
0.10% share

1

BUY

6

3 - Paynter x Courageous Julie

Co-Owner:
Zayat Stables

Trainer:
Steven Asmussen

Racing Circuit:
Kentucky

PROFILE

Foaled:	Apr 13, 2016
Breeder:	Zayat Stables LLC
Color/Sex:	DK B/Br/Filly
Sire:	Paynter
Dam:	Courageous Julie
Dam Sire:	Pioneerof The Nile
Location:	Kentucky
Auction:	KEEAPR 2019 $125,000

SCORES

PEDIGREE

RECORD

APPRAISALS

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HORSE OVERVIEW

MyRacehorse partners with Triple Crown winning owner Zayat Stables on stakes placed three-year-old filly Amandrea. Moving to Hall of Fame trainer Steve Asmussen.

We are excited to partner with Zayat Stables, the owners of American Pharoah who broke the 37-year Triple Crown drought. Zayat Stables have been prominent owners for many years, also owning the likes of Pioneerof the Nile, Bodemeister, Paynter, Nehro, Zensational, Justin Phillip, and many more. Their stable flat out produces high quality runners! They also campaign the impressive maiden winner and Grade 1 stakes placed two-year old Gozilla.

Amandrea is a stakes placed three-year old filly who recently ran two resilient and valiant races in a short period of time (The $300,000 Grade 2 Lake Placid at Saratoga and the $200,000 Indiana Grand Stakes). In the Grade 2 Lake Placid at Saratoga Amandrea took on graded stakes company for the first time and showed her grit finishing fourth beaten less than a length for it all. She followed that performance up with a second-place performance in the Indiana Grand Stakes on September 4th. She is experienced and well-travelled having competed in Florida, Indiana, Kentucky, Louisiana, and New York. Everywhere she goes she lays it down for you. She has finished in the money in seven of her ten starts banking $147,217. The plan is to run her fresh in the Grade 3 Valley View Stakes at Keeneland in mid-October and target more graded stakes throughout her career. A win at the graded stakes level would increase her value as a broodmare prospect and would rise with additional stakes wins at higher levels.

Trainer

Amandrea will now be trained by Hall of Famer Steve Asmussen at Churchill Downs. Asmussen has had tremendous success with some of the top fillies and mares in racing history including Kentucky Oaks champions Untapable and Rachel Alexandra and the likes of Midnight Bisou and My Miss Aurelia. Steve has also trained many talented colts including champions like Curlin, Gun Runner, Creator, and Tapizar. Steve is a big supporter of the MyRacehorse program and we are confident this filly will be in great hands and grow under Steve's care.

Breeding Insights

Amandrea's sire, Paynter, is as tough as they come. Talented enough to contest the Belmont Stakes just four months after his debut, he led every step of the way before Union Rags caught him in the final strides. He followed that performance up with a dominate win in the Grade I Haskell Invitational at Monmouth Park. Unfortunately, afterwards he suffered cases of colitis and laminitis which threatened his life. The fighter and true champion that Paynter was, he battled through and made a miraculous comeback to racing the following year. He retired to stud with over $1 million in career earnings and now stands at Winstar Farm in Kentucky for a stud fee of $12,500. Still relatively new in his stallion career he has sired the likes of Grade I winner Knicks Go and stakes winners Nanoosh and Diamond Dust.

Amandrea is the first foal out of the four-time winning mare Courageous Julie. Courageous Julie is by the late great sire Pioneerof the Nile out of a Tiznow mare. Courageous Julie made 18 starts throughout her career earning $179,466. She had quite the 3-year-old season taking down three allowances races in a four-month span. Amandrea's pedigree is loaded with versatility and tactical speed which shows in her running style.

Expected on track: Active

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DESCRIPTION OF AMERICAN HEIRESS (SERIES KEERTANA 18)

Summary Overview

•	American Heiress (formerly known as Keertana 18) is a 2018 Filly of American Pharoah (Sire) and Keertana (Dam).
•	American Heiress was foaled on February 12, 2018.
•	As a two year old, American Heiress has a limited track record under which to assess its performance.
•	Current horse value set at $715,000 with the Company acquiring a 51% stake in American Heiress acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for American Heiress, the Company will hold a majority (51%) stake in American Heiress’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to American Heiress.

Spendthrift is the co-owner and Horse Seller for American Heiress. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. American Heiress was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51% stake was valued. The purchase price for American Heiress is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

KEERTANA 18

Availability: Worldwide

$100
0.01% share
1
BUY

1 - American Pharoah x Keertana

Co-Owner:
Spendthrift Farm

Trainer:

Racing Circuit:
TBD

PROFILE

Foaled:	February 12, 2018
Breeder:	Pursuit of Success LLC
Color/Sex:	Bay/Filly
Sire:	American Pharoah
Dam:	Keertana
Dam Sire:	Johar
Location:	Kentucky
Auction:	

SCORES

PEDIGREE

RECORD

APPRAISALS

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HORSE OVERVIEW

A Triple Crown Winner, A Breeder's Cup Winner, A Horse of a Lifetime... and now a Filly for Everyone!

MyRacehorse and Spendthrift Farm team up on a classy filly by American Pharoah; the 2019 #1 Leading First-Crop Sire. Future broodmare bonus in play! Double your money until purchase price is recovered.

What else can you say about this filly other than "pure class" and we want every racing fan out there to have the opportunity to own a piece of her. MyRacehorse and Spendthrift Farm purchased hip 473, a bay filly by Triple Crown Winner American Pharoah for $675,000 from the 2019 Keeneland September Yearling Sale. Physically she has everything you look for in buying a yearling: intelligence, good scope and size, good mover, great conformation, and of course good looking! Pedigree wise she's by a stallion whose offspring are in the hottest demand including a record setting $8.2 million yearling filly this year. American Pharoah flat out throws gorgeous horses that early on have proven to be runners. On the bottom side this filly is out of a Grade 3 winning mare who earned over a million on the track and in her young broodmare career already has produced the Grade 3 winner Ticonderoga.

Earlier this year MyRacehorse and Spendthrift launched a future stallion bonus. We only thought it'd be appropriate to do the same when the right filly came along. Introducing the Future Broodmare Bonus. If this filly were to win any Graded Stakes in America bonuses would be paid out up to a total of $500,000 (one per grade level). If the filly wins a Grade 1 a $500,000 bonus would be paid, Grade 2- $250,000 bonus, and Grade 3- $100,000 bonus. Additionally, all purse monies earned (including Spendthrift's 49 percent) will initially go to MyRacehorse investors until they have recovered the initial purchase price of horse (excluding training expenses and fees). Note that these would pre-payments for the expected residual value of this filly if she were to achieve these racing statuses. When she is retired from racing and either sold as a broodmare at auction or privately purchased bonuses and Spendthrift's purse monies would be deducted from the final sales price.

Breeding Insights

One of the most impressive racehorses of all time. A winner of nine races and earner of nearly $9,000,000.

A champion juvenile. The horse who ended a 37-year Triple Crown drought. The only horse to capture racing's grand slam (Triple Crown and Breeder's Cup Classic). The 2015 Horse of the Year and champion three-year-old. A favorite among racing fans. What else can you say? American Pharoah was immensely special on so many levels and to so many people.

We've had to wait four years to see how the next chapter of American Pharoah's legacy would be written. As a stallion he has not lost his spot at the top of the racing universe. He's currently ranked the 2019 #1 Leading First-Crop Sire. His offspring not only lead in total winners at 12 but also in earnings of nearly $1,000,000. American Pharoah is showing the ability to sire precocious horses that have affinity for both the dirt and turf. Additionally, in the sales ring his offspring have brought a yearling average of $463,575 which is by far the most from the freshman sire group.

The fillies dam, Keertana was quite the runner herself earning over $1,000,000 throughout her career. She flourished once she hit the turf course winning 10 of her 25 career races. Her five graded stakes wins included the: Grade III Regret, Grey Goose Bewitch and Glens Falls. Her biggest performance may not have been a win but came on the biggest day of the year in the 2010 Breeders Cup Filly and Mare Turf. Just like her sire Johar, a Breeder's Cup Turf winner, Keertana came storming home from the back of the pack to just miss the victory running third beaten less than a length. As a broodmare Keertana has had the highest of endorsements by being bred to the likes of Tapit, Kitten's Joy, War Front, and American Pharoah early on in her broodmare career.

The filly will reside at Spendthrift Farm in Kentucky until being sent off to Ocala, Florida in late November. She will then begin receiving her initial training before a racing circuit and trainer is decided.

Expected on track: 2020

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DESCRIPTION OF SOLAR STRIKE (SERIES SUNNY 18)

Summary Overview

•	Solar Strike (formerly known as Sunny 18) is a 2018 Colt of Tapit (Sire) and Sunny (Dam).
•	Solar Strike was foaled on April 30, 2018.
•	As a two year old, Solar Strike has a limited track record under which to assess its performance.
•	Current horse value set at $403,000 with the Company acquiring a 51% stake in Solar Strike acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Solar Strike, the Company will hold a majority (60%) stake in Solar Strike’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Solar Strike . However, as it relates to Series Sunny 18, the Horse Seller has retained 1) two Lifetime Breeding Rights for the Trainer, and six Lifetime Breeding Rights for the Horse Seller, and 2) the Co-ownership of the Underlying Asset will terminate on or before December 31, 2021, if not sooner terminated, at the time the Underlying Asset has completed racing during 2021, unless agreed to be extended beyond December 31, 2021, by the Horse Seller and Company, and certain sale rights are triggered upon termination as further provided in said agreement. The effect of these provisions is to maximize the value of the horse as if it were to become a desirable stallion prospect. We believe the value of a stallion is significantly higher than the potential of a horse earning additional purse money and the associated risks of racing. In the event the horse wins a "Grade 1" race, the initial owner of the horse will pay the Co-ownership a $6,000,000 bonus within 30 days after the win, subject to certain additional rights and offsets. The Bonus will be repaid from proceeds from the eventual sale of the horse at the conclusion of its racing career.

Spendthrift is the co-owner and Horse Seller for Solar Strike. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Solar Strike was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51% stake was valued. The purchase price for Solar Strike is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

SUNNY 18

Availability: Worldwide

$65
0.01% share
1
BUY

1 - Tapit x Sunny

Co-Owner:
Spendthrift Farm

Trainer:

Racing Circuit:

PROFILE

Foaled:	Apr 30, 2018
Breeder:	Pat Pavlish
Color/Sex:	Chestnut/Colt
Sire:	Tapit
Dam:	Sunny
Dam Sire:	Dixieland Band
Location:	Kentucky
Auction:	

SCORES

PEDIGREE

RECORD

APPRAISALS

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HORSE OVERVIEW

A colt from one of the world's most dominant sires, a true stallion of stallions, Tapit. Will this $400,000 yearling purchase be the next? $6 million bonus to be paid out if colt wins a Grade I in the United States.

MyRacehorse and Spendthrift Farm are at it again! This strapping chestnut colt by classic sire Tapit was purchased for $400,000 from this August's Fasig-Tipton Saratoga Sale. The colt's pedigree is stacked with generational shaping influence from top to bottom (not easy to come by). Physically he is big bodied with a nice long, fluid stride, and attitude to boot. The colt currently resides at Spendthrift Farm and will be sent off to Ocala, Florida in late November. He will then begin receiving his initial training before a racing circuit and trainer is decided.

Breeding Insights

Tapit has now been one of the world's top stallions for over a decade. His success in the breeding shed will shape generations of future runners. He is the sire of 25 Grade 1 winners, on both turf and dirt, including Belmont Stakes winners Tonalist, Creator, and Tapwrit. His offspring also include Kentucky Oaks and Breeder's Cup Distaff winner Untapable, Metropolitan Mile winner Frosted, Breeder's Cup winners Hansen and Stardom Bound, Unique Bella, Cupid, and Time in Motion. Tapit leads all North American sires by offspring earnings and yearling gross sales over the past five years. In 2019 alone he's continued to flash his brilliance with 23 black-type winners and 11 graded stakes winners, leading all North American sires. He currently stands for a stud fee of $225,000 at Gainesway Farm.

As if that wasn't enough this colts dam, Sunny, hails from the sire line of one of the most influential sires of all time, Northern Dancer. Northern Dancer, the 1964 Kentucky Derby and Preakness winner once commanded a stud fee of $1 million! Sunny is by Dixieland Band, whose most prominent mark on the breed was arguably as a broodmare sire. Dixieland Band was a top ten leading North American broodmare sire for over eight years and two of his daughters have produced Kentucky Derby winners (Monarchos and Street Sense). Sunny has produced 7 foals, 5 starters, and 4 winners (two black-type). Her progeny have earned a total of $807,969 on the track. Her most accomplished offspring to date, Get Jets, a colt by Scat Daddy (sire of Triple Crown winner Justify), was purchased for $300,000 as a two-year old at the Ocala Breeder's Sales. Get Jets earned over $500,000 including three stakes wins. The cross of Tapit with Dixieland Band mares has been extremely successful from 11 foals: 10 starters (91%), 9 winners (82%), and 3 black-type winners (27%) with earnings of $2,688,504.

About the Bonus

A $6 million bonus will immediately be paid out to shareholders if this colt becomes a Grade I winner in the United States. The bonus is designed as a special incentive for shareholders to receive an early portion of the projected residual value (stallion deal) in the horse if he were to become a stallion. For example, if the horse won a Grade I and at the end of his career was sold to a stallion farm for a valuation of $10 million, the previously paid bonus would be deducted from the final price with the balance paid to shareholders.

The bonus will be paid out 51 percent to MyRacehorse investors and 49 percent to Spendthrift Farm.

Expected on track: 2020

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NOTICES

All investors using the Site must acknowledge and accept the high risks associated with investing in the Securities. These risks include holding your investment for periods of months or years with limited or no ability to resell and losing your entire investment; you must have the ability to bear a total loss of your investment without a change in your lifestyle. The Site may contain forward looking statements which are not guaranteed. Potential investors should read all of the investment documents that are provided to them. MyRacehorse is not an investment advisor, broker-dealer or crowdfunding portal and does not engage in any activities requiring any such registration. All investors should make their own determination of whether or not to make any investment, based on their own evaluation and analysis. The Securities are being offered and sold only in jurisdictions where such offers and sales are permitted; it is solely your responsibility to comply with the laws and regulations of your jurisdiction of residence. You are strongly advised to consult your legal, tax and financial advisors before investing.

With regard to communications by MyRacehorse on the Site to gauge interest in a potential Securities offering pursuant to the Regulation A exemption from the registration requirements of the Securities Act, including opportunities to reserve Securities as indications of interest in the potential offering, please note (i) that no money or other consideration is being solicited thereby, and if sent in response, will not be accepted, (ii) no sales will be made or commitments to purchase accepted until the offering statement for the potential offering is qualified by the U.S. Securities and Exchange Commission, (iii) any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date, and (iv) an indication of interest is non-binding and involves no obligation or commitment of any kind.

Past performance may not be indicative of future results. Different MyRacehorse investments involve varying deal terms and degrees of risk, and may lose value. Therefore, it should not be assumed that future performance of any specific investment will correlate with historical results.

Multiple offerings of Securities may be conducted on this Site. Prior to any investment in any Securities, you should review a copy of the current offering circular relating to those Securities included in the corresponding offering statement filed with the U.S. Securities and Exchange Commission, by visiting the following url: My Racehorse CA LLC CIK#: 000174448

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DESCRIPTION OF LAZY DAISY

Summary Overview

•	Lazy Daisy is a 2017 Filly of Paynter (Sire) and Romantic Intention (Dam).
•	Lazy Daisy was foaled on April 21, 2017.
•	Lazy Daisy has a proven track record of being able to compete in stakes races, although it is difficult to use historic racing success as a proxy for future earnings.
•	Current horse value set at $900,000 with the Company acquiring a 12.5% stake in Lazy Daisy acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Lazy Daisy, the Company will hold a 12.5% stake in Lazy Daisy's co-ownership group. The syndicate/co-ownership manager will have the right to assign the racing manager, training schedule, breeding and other day-to-day rights, but the Company will have certain major decision rights as it relates to Lazy Daisy, including limitations on the scope of authorized actions of the Manager, veterinary inspections, title inspection rights, appraisal rights and extensive information rights on expenses and operations of the horse, anti-dilution rights, right of first refusal (ROFR) rights, full ownership privileges, no claiming races without consent, removal of racing manager through co-ownership vote, insurance discretion, expense payment obligations, consultation on certain sale rights and more. As a minority owner and non-syndicate manager of Lazy Daisy, the Company has less operational control over Lazy Daisy than other series in which we have a majority interest but is still heavily involved with the ownership and development of the horse.

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Asset Description

LAZY DAISY

Availability: Worldwide

$115 ▲ 1 ▼ **BUY**

0.01% share

2 - Paynter x Romantic Intention

Co-Owner:
ERJ Racing

Trainer:
Doug O'Neill

Racing Circuit:
So Cal

PROFILE

Foaled:	April 21, 2017
Breeder:	John Elder & Paynter Syndicate
Color/Sex:	B/Filly
Sire:	Paynter
Dam:	Romantic Intention
Dam Sire:	Suave
Location:	So Cal
Auction:	OBSAPR 2019 $39,000

SCORES

PEDIGREE

RECORD

APPRAISALS

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DESCRIPTION OF HORSES IN SERIES THE FILLY FOUR

VENETIAN SONATA 18

MY SWEET ADDICTION 18

MY LADY LAUREN 18

SAPUCAI 18

Summary Overview

Moonlight d’Oro

•	Moonlight d’Oro (previously known as Venetian Sonata 18) is a 2018 Filly of Medaglia D’Oro (Sire) and Venetian Sonata (Dam).
•	Moonlight d’Oro was foaled on May 2, 2018.
•	As a two year old, Moonlight d’Oro has a limited track record under which to assess its performance.
•	Current horse value set at $661,338 with the Company acquiring an 80% stake in Moonlight d’Oro acquired via loan from the Manager.

Joyful Addiction

•	Joyful Addiction (previously known as My Sweet Addiction 18) is a 2018 Filly of Munnings (Sire) and My Sweet Addiction (Dam).
•	Joyful Addiction was foaled on January 31, 2018.
•	As a two year old, Joyful Addiction has a limited track record under which to assess its performance.
•	Current horse value set at $412,678 with the Company acquiring an 80% stake in Joyful Addiction acquired via loan from the Manager.

Lady Valentine

•	Lady Valentine (previously known as My Lady Lauren 18) is a 2018 Filly of Into Mischief (Sire) and My Lady Lauren (Dam).
•	Lady Valentine was foaled on February 14, 2018.
•	As a two year old, Lady Valentine has a limited track record under which to assess its performance.
•	Current horse value set at $412,821 with the Company acquiring an 80% stake in Lady Valentine acquired via loan from the Manager.

Shared Empire

•	Shared Empire (previously known as Sapucai 18) is a 2018 Filly of Pioneer of The Nile (Sire) and Sapucai (Dam).
•	Shared Empire was foaled on March 18, 2018.
•	As a two year old, Shared Empire has a limited track record under which to assess its performance.
•	Current horse value set at $296,229 with the Company acquiring an 80% stake in Shared Empire acquired via loan from the Manager.

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Co-Ownership Agreement Description

Moonlight d’Oro

As set forth in the Equine Co-Ownership and Acquisition Agreement for Moonlight d’Oro, the Company will hold a majority (80%) stake in Moonlight d’Oro’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Moonlight d’Oro.

Spendthrift is the co-owner and Horse Seller for Moonlight d'Oro. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Moonlight d'Oro was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 80% stake was valued. The purchase price for Moonlight d'Oro is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Joyful Addiction

As set forth in the Equine Co-Ownership and Acquisition Agreement for Joyful Addiction, the Company will hold a majority (80%) stake in Joyful Addiction’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Joyful Addiction.

Spendthrift is the co-owner and Horse Seller for Joyful Addiction. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Joyful Addiction was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 80% stake was valued. The purchase price for Joyful Addiction is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Lady Valentine

As set forth in the Equine Co-Ownership and Acquisition Agreement for Lady Valentine, the Company will hold a majority (80%) stake in Lady Valentine’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Lady Valentine.

Spendthrift is the co-owner and Horse Seller for Lady Valentine. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Lady Valentine was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 80% stake was valued. The purchase price for Lady Valentine is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Shared Empire

As set forth in the Equine Co-Ownership and Acquisition Agreement for Shared Empire, the Company will hold a majority (80%) stake in Shared Empire’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Shared Empire.

Spendthrift is the co-owner and Horse Seller for Shared Empire. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Shared Empire was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 80% stake was valued. The purchase price for Shared Empire is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

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My Sweet Addiction 18

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DESCRIPTION OF MO MISCHIEF

Summary Overview

•	Mo Mischief is a 2018 Colt of Into Mischief (Sire) and Montessa G (Dam).
•	Mo Mischief was foaled on March 20, 2018.
•	As a two year old, Mo Mischief has a limited track record under which to assess its performance.
•	Current horse value set at $500,000 with the Company acquiring a 51% stake in Mo Mischief acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Mo Mischief, the Company will hold a majority (51%) stake in Mo Mischief’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Mo Mischief. However, as it relates to Series Mo Mischief, the Trainer may be granted 2 lifetime Breeding Rights should the horse win a Grade 1 race. The Co-ownership of the Underlying Asset will terminate on or before December 31, 2021, except as provided below. In the event the horse wins a "Grade 1" race, the co-owner will pay the Co-ownership a $5,000,000 bonus within 30 days after the win, subject to certain additional rights and offsets. In addition, in the event of a “Grade 1” win, the Co-Ownership may be terminated at the time the Underlying Asset has completed racing during 2020, unless agreed to be extended beyond December 31, 2020, by the co-owner and Company, and certain sale rights are triggered upon termination as further provided in said agreement. The effect of these provisions is to maximize the value of the horse as if it were to become a desirable stallion prospect. We believe the value of a stallion is significantly higher than the potential of a horse earning additional purse money and the associated risks of racing.

Spendthrift is the co-owner for Mo Mischief. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Mo Mischief was originally jointly acquired by Spendthrift and the Company at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51% stake was valued. Each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

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All investors using the Site must acknowledge and accept the high risks associated with investing in the Securities. These risks include holding your investment for periods of months or years with limited or no ability to resell and losing your entire investment; you must have the ability to bear a total loss of your investment without a change in your lifestyle. The Site may contain forward looking statements which are not guaranteed. Potential investors should read all of the investment documents that are provided to them. MyRacehorse is not an investment advisor, broker-dealer or crowdfunding portal and does not engage in any activities requiring any such registration. All investors should make their own determination of whether or not to make any investment, based on their own evaluation and analysis. The Securities are being offered and sold only in jurisdictions where such offers and sales are permitted; it is solely your responsibility to comply with the laws and regulations of your jurisdiction of residence. You are strongly advised to consult your legal, tax and financial advisors before investing.

With regard to communications by MyRacehorse on the Site to gauge interest in a potential Securities offering pursuant to the Regulation A exemption from the registration requirements of the Securities Act, including opportunities to reserve Securities as indications of interest in the potential offering, please note (i) that no money or other consideration is being solicited thereby, and if sent in response, will not be accepted, (ii) no sales will be made or commitments to purchase accepted until the offering statement for the potential offering is qualified by the U.S. Securities and Exchange Commission, (iii) any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date, and (iv) an indication of interest is non-binding and involves no obligation or commitment of any kind.

Past performance may not be indicative of future results. Different MyRacehorse investments involve varying deal terms and degrees of risk, and may lose value. Therefore, it should not be assumed that future performance of any specific investment will correlate with historical results.

Multiple offerings of Securities may be conducted on this Site. Prior to any investment in any Securities, you should review a copy of the current offering circular relating to those Securities included in the corresponding offering statement filed with the U.S. Securities and Exchange Commission, by visiting the following url: My Racehorse CA LLC CIK#: 000174448

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DESCRIPTION OF DEEP COVER

Summary Overview

•	Deep Cover is a 2018 Colt of Mission Impazible (Sire) and Kettle’s Sister (Dam).
•	Deep Cover was foaled on May 10, 2018.
•	As a two year old, Deep Cover has a limited track record under which to assess its performance.
•	Current horse value set at $100,000 with the Company acquiring an 80% stake in Deep Cover acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Deep Cover, the Company will hold a majority (80%) stake in Deep Cover’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Deep Cover.

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Asset Description

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DESCRIPTION OF POPULAR DEMAND

Summary Overview

•	Popular Demand is a 2018 Colt of Runhappy (Sire) and Minds Eyes (Dam).
•	Popular Demand was foaled on February 26, 2018.
•	As a two year old, Popular Demand has a limited track record under which to assess its performance.
•	Current horse value set at $288,032.00 with the Company acquiring a 51% stake in Popular Demand acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Popular Demand, the Company will hold a majority (51%) stake in Popular Demand’s co-ownership group and the Manager will serve as the syndicate/co-ownership manager with all attendant control rights, including, but not limited to, the right to assign the racing manager, training schedule, breeding, and other major decision rights as it relates to Popular Demand. However, as it relates to Series Popular Demand, the Trainer has retained 2 lifetime Breeding Rights, and the Horse Seller has retained 6 lifetime Breeding Rights. The Co-ownership of the Underlying Asset will terminate on or before December 31, 2021, except as provided below. In the event the horse wins a "Grade 1" race, the Horse Seller will pay the Co-ownership a $4,000,000 bonus within 30 days after the win, subject to certain additional rights and offsets. In addition, in the event of a “Grade 1” win, the Co-Ownership may be terminated at the time the Underlying Asset has completed racing during 2020, unless agreed to be extended beyond December 31, 2020, by the Horse Seller and Company, and certain sale rights are triggered upon termination as further provided in said agreement. The effect of these provisions is to maximize the value of the horse as if it were to become a desirable stallion prospect. We believe the value of a stallion is significantly higher than the potential of a horse earning additional purse money and the associated risks of racing.

Spendthrift is the co-owner and Horse Seller for Popular Demand. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Popular Demand was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 51% stake was valued. The purchase price for Popular Demand is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

Asset Description

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DESCRIPTION OF AUTHENTIC

Summary Overview

•	Authentic is a 2017 Colt of Into Mischief (Sire) and Flawless (Dam).
•	Authentic was foaled on May 5, 2017.
•	As a three year old, Authentic has a limited track record under which to assess its performance.
•	Current horse value set at $15,153,750.00 with the Company acquiring a 12.5% stake in Authentic acquired via loan from the Manager.

Co-Ownership Agreement Description

As set forth in the Equine Co-Ownership and Acquisition Agreement for Authentic, the Company will hold a 12.5% stake in Authentics' co-ownership group. The syndicate/co-ownership manager will have the right to assign the racing manager, training schedule, breeding and other day-to-day rights, but the Company will have certain unanimous major decision rights as it relates to Authentic for both his racing and breeding career, including limitations on the scope of authorized actions of the Manager, veterinary inspections, title inspection rights, appraisal rights and extensive information rights on expenses and operations of the horse, anti-dilution rights, right of first refusal (ROFR) rights, full ownership privileges, no claiming races without consent, removal of racing manager through co-ownership vote, insurance discretion, expense payment obligations, consultation on certain sale rights and more. When Authentic moves into his breeding career the Company will be required to provide consent on stud fees, major expenses and final sale.

In the event the horse wins a “Grade 1” race on the dirt in the United States in 2020, other than the Santa Anita Derby, then the Company shall pay the Horse Seller a one time bonus of $337,500 from the Company’s share of any purse earnings of the horse with the balance thereof to be paid from the Company’s share of any revenues generated by the horse after he is retired from racing and becomes a stallion, together with interest thereon at the rate of 3.5% per annum from the date the bonus was earned. In the event the horse wins the Kentucky Derby in 2020, then the Company shall pay the Horse Seller a one time bonus of $1,112,000 from the Company’s share of any purse earnings of the horse with the balance thereof to be paid from the Company’s share of any revenues generated by the horse after he is retired from racing and becomes a stallion, together with interest thereon at the rate of 3.5% per annum from the date the bonus was earned. In the event the horse wins the Breeders’ Cup Classic in 2020, then the Company shall pay the Horse Seller a one time bonus of $732,250 from the Company’s share of any purse earnings of the horse with the balance thereof to be paid from the Company’s share of any revenues generated by the horse after he is retired from racing and becomes a stallion, together with interest thereon at the rate of 3.5% per annum from the date the bonus was earned. In the event the horse is named the Eclipse Award for Champion Three-Year-Old for 2020, then the Company shall pay the Horse Seller a one time bonus of $125,000 from the Company’s share of any purse earnings of the horse with the balance thereof to be paid from the Company’s share of any revenues generated by the horse after he is retired from racing and becomes a stallion, together with interest thereon at the rate of 3.5% per annum from the date the bonus was earned. In the event the horse is named the Eclipse Horse of the Year for 2020, then the Company shall pay the Horse Seller a one time bonus of $125,000 from the Company’s share of any purse earnings of the horse with the balance thereof to be paid from the Company’s share of any revenues generated by the horse after he is retired from racing and becomes a stallion, together with interest thereon at the rate of 3.5% per annum from the date the bonus was earned.

The Company paid 10% of the Asset Cost down at closing and shall deliver the remaining balance by the earlier of the closing of this Series Authentic Offering or the 90th day after the date of acquisition. In the event that the Company is unable to pay the full balance of the Asset Cost by the due date, the Company shall retain the pro rata portion of Authentic that it has paid and shall transfer back the unpaid pro rata portion of Authentic back to the Horse Seller.

Spendthrift is the co-owner and Horse Seller for Authentic. Recently, an affiliate of Spendthrift became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. Authentic was originally acquired by Spendthrift at auction and the auction price (plus out of pocket expenses incurred) is the horse value upon which the Company's 12.5% stake was valued. The purchase price for Authentic is payable to Spendthrift as the Horse Seller. In addition, each co-owner pays a proportionate share of co-ownership expenses for the mutual benefit of the co-owners. On occasion, such expenses may be payable to Spendthrift.

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Asset Description

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DESCRIPTION OF STORM SHOOTER

Summary Overview

•	Storm Shooter is a 2018 Colt of Twirling Candy (Sire) and Nice Boots Baby (Dam).
•	Storm Shooter was foaled on April 24, 2018.
•	As a two year old, Storm Shooter has a limited track record under which to assess its performance.
•	Current horse value set at $180,000 with the Company acquiring a 100% stake in Storm Shooter acquired via loan from the Manager.

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Asset Description

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DESCRIPTION OF THIRTEEN STRIPES

Summary Overview

•	Thirteen Stripes is a 2018 filly of Constitution (Sire) and Dinstinctlywildwood (Dam).
•	Thirteen Stripes was foaled on February 11, 2018.
•	As a two year old, Thirteen Stripes has a limited track record under which to assess its performance.
•	Current horse value set at $100,000 with the Company acquiring a 100% stake in Thirteen Stripes acquired via loan from the Manager.

Asset Description

THIRTEEN STIPES

$229
0.1% share

1

BUY

2 - Constitution x Distinctlywildwood

Co-Owner:

Trainer:
Steve Asmussen

Racing Circuit:
Kentucky

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OFFERING

Total Offering:	$229,000
Share price:	$229/share
Total Shares:	1000

PER SHARE PRICE BREAKDOWN

Horse value:	$100
Acquisition Costs:	$14 - Includes Vet Check, Transportation, and Bloodstock Fee
Prepaid Expenses:	$81 - Includes 18 Months Prepaid Training, Admin, and 1 Year Mortality Insurance
Management Fee:	$34

FINANCIAL DETAILS

Ownership group fees and compensation:	Standard MRH fee of 15% of offering and 10% of gross revenue applies
Insurance:	Mortality Insurance Included

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was formed in the State of Nevada as a series limited liability company on December 27, 2016. Since our inception, we have been engaged primarily in acquiring a collection of racehorses, with loans from officers of the Manager, and developing the financial, offering and other materials to begin fundraising. The Company, through individual series of ownership in a particular racehorse (all of the series of the Company offered in such racehorse(s) may collectively be referred to herein as the “Series”, and each, individually, as a “Series”; The interests of all Series in such racehorse(s) may collectively be referred to herein as the “Interests”, and each, individually, as an “Interest”), intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. By doing so, the Company’s goal is to democratize the ownership of such racehorses, and allow fans to experience the thrill, perks and benefits of racehorse ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the racehorse, the jockey and trainers as well as exclusive on-track experiences, and a portion of financial gains that the ownership in such racehorse creates such as if its breeding rights are sold, if it wins a “purse” at a racing event, if marketing or sponsorship ads are sold, or if it is claimed or sold at auction.

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of series interests, the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of that certain Management Services Agreement (the “Management Agreement”), through which investors may indirectly invest, through series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, investors can browse and screen racehorses, make potential investments in such racehorses, and sign legal documents electronically. It is the intent of the Company and its Manager to maintain control and input into the initial due diligence and subsequent training, maintenance and upkeep of the racehorses.

We completed initial offerings of Interests as set forth in the table below under “Operating Results” and are in the process of launching subsequent offerings for other series. The information contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” related to the Company as a whole, which is made up of a number of separate series and underlying assets. The purchase of membership interests in a Series of the Company is an investment only in such Series and not an investment in the Company as a whole or any other Series.

As of December 31, 2019, officers of the Manager have loaned the Company a total of $1,724,852 (excluding accrued interest) in connection with the acquisition of these assets. See Note 4 – Advances from Manager and Note 6 - Related Party Transactions of the Notes to the Financial Statement for more information regarding the loans/advances from officers of the Manager or the Manager.

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history, and we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business, and our planned principal operations have only recently commenced. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

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Operating Results

As of December 31, 2019, the following Series and related race horses have been created and are being offered pursuant to either (i) our California intrastate offering permit or (ii) Rule 506(c) of Regulation D:

Name of Horse	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
MRH Amandrea	550	425	125	$210.00	$40.00	$45.00	$5,000.00	$16,800.00	$19,125.00	$295.00	$125,375.00	$162,250.00	$36,875.00
MRH Amers	75	75	–	$82.00	$37.00	$21.00	$0.00	$0.00	$1,575.00	$140.00	$10,500.00	$10,500.00	$0.00
MRH Annahilate	450	300	150	$165.00	$90.00	$45.00	$13,500.00	$24,750.00	$13,500.00	$300.00	$90,000.00	$135,000.00	$45,000.00
MRH Bella Chica	100	30	70	$250.00	$66.00	$64.00	$4,620.00	$17,500.00	$1,920.00	$380.00	$11,400.00	$38,000.00	$26,600.00
MRH Big Mel	5,100	3,220	1,880	$89.00	$14.00	$18.00	$26,320.00	$167,320.00	$57,960.00	$121.00	$389,620.00	$617,100.00	$227,480.00
MRH Bullion	25	25	–	$240.00	$0.00	$230.00	$0.00	$0.00	$5,750.00	$470.00	$11,750.00	$11,750.00	$0.00
MRH Cairo Kiss	80	80	–	$347.50	$124.25	$83.25	$0.00	$0.00	$6,660.00	$555.00	$44,400.00	$44,400.00	$0.00
MRH Carpe Vinum	600	600	–	$200.00	$72.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
MRH Daddy's Joy	600	599	1	$80.00	$73.00	$27.00	$73.00	$80.00	$16,173.00	$180.00	$107,820.00	$108,000.00	$180.00
MRH Dancing Destroyer	250	250	–	$72.00	$47.00	$21.00	$0.00	$0.00	$5,250.00	$140.00	$35,000.00	$35,000.00	$0.00
Filly Four*	8,000	638	7,362	$105.00	$48.00	$27.00	$353,376.00	$773,010.00	$17,226.00	$180.00	$114,840.00	$1,440,000.00	$1,325,160.00
MRH Keertana 18*	5,100	2,647	2,453	$72.00	$13.00	$15.00	$31,889.00	$176,616.00	$39,705.00	$100.00	$264,700.00	$510,000.00	$245,300.00
MRH Kiana's Love	200	200	–	$55.00	$47.00	$18.00	$0.00	$0.00	$3,600.00	$120.00	$24,000.00	$24,000.00	$0.00
MRH Kichiro	200	129	71	$81.00	$29.00	$20.00	$2,059.00	$5,751.00	$2,580.00	$130.00	$16,770.00	$26,000.00	$9,230.00
MRH Madarnas	50	50	0	$204.00	$93.00	$53.00	$2,604.00	$4,488.00	$1,484.00	$350.00	$9,294.00	$17,500.00	$0.00
MRH Lazy Daisy*	1,250	1,250	–	$90.00	$7.00	$18.00	$0.00	$0.00	$22,500.00	$115.00	$143,750.00	$143,750.00	$0.00
MRH Major Implications	20	20	–	$128.00	$67.00	$35.00	$0.00	$0.00	$700.00	$230.00	$4,600.00	$4,600.00	$0.00
MRH Miss Puzzle	125	125	–	$112.00	$100.00	$38.00	$0.00	$0.00	$4,750.00	$250.00	$31,250.00	$31,250.00	$0.00
MRH Moonless Sky	200	200	–	$60.00	$33.50	$16.50	$0.00	$0.00	$3,300.00	$110.00	$22,000.00	$22,000.00	$0.00
MRH Night of Idiots	80	62	18	$112.00	$100.00	$38.00	$1,800.00	$2,016.00	$2,356.00	$250.00	$15,500.00	$20,000.00	$4,500.00
MRH Nileist	45	45	–	$260.00	$190.00	$80.00	$0.00	$0.00	$3,600.00	$530.00	$23,850.00	$23,850.00	$0.00
MRH Noble Goddess	300	300	–	$62.00	$31.00	$17.00	$0.00	$0.00	$5,100.00	$110.00	$33,000.00	$33,000.00	$0.00
NYC Claiming Package	510	510	–	$72.00	$54.00	$14.00	$0.00	$0.00	$7,140.00	$140.00	$71,400.00	$71,400.00	$0.00
MRH Ocean Magic	510	–	510	$31.00	$71.00	$18.00	$36,210.00	$15,810.00	$0.00	$120.00	$0.00	$61,200.00	$61,200.00
MRH Power Up Paynter	600	600	–	$100.00	$61.00	$29.00	$0.00	$0.00	$17,400.00	$190.00	$114,000.00	$114,000.00	$0.00

116

Name of Horse	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
MRH Sauce On Side	125	125	–	$130.00	$74.00	$36.00	$0.00	$0.00	$4,500.00	$240.00	$30,000.00	$30,000.00	$0.00
MRH Shake It Up Baby	250	231	19	$44.00	$66.50	$19.50	$1,263.50	$836.00	$4,504.50	$130.00	$30,030.00	$32,500.00	$2,470.00
MRH Sigesmund	200	61	139	$50.00	$35.00	$15.00	$4,865.00	$6,950.00	$915.00	$100.00	$6,100.00	$20,000.00	$13,900.00
MRH Soul Beam	65	65	–	$355.00	$163.50	$91.50	$0.00	$0.00	$5,947.50	$610.00	$39,650.00	$39,650.00	$0.00
MRH Squared Straight	150	150	–	$153.00	$76.00	$41.00	$0.00	$0.00	$6,150.00	$270.00	$40,500.00	$40,500.00	$0.00
MRH Street Band	50	50	–	$918.00	$127.00	$185.00	$0.00	$0.00	$9,250.00	$1,230.00	$61,500.00	$61,500.00	$0.00
MRH Sunny 18*	5,100	3,608	1,492	$41.00	$14.00	$10.00	$20,888.00	$61,172.00	$36,080.00	$65.00	$234,520.00	$331,500.00	$96,980.00
MRH Swiss Minister	50	50	–	$150.00	$88.00	$42.00	$0.00	$0.00	$2,100.00	$280.00	$14,000.00	$14,000.00	$0.00
MRH Takeo Squared	100	100	–	$153.00	$76.00	$41.00	$0.00	$0.00	$4,100.00	$270.00	$27,000.00	$27,000.00	$0.00
MRH Tavasco Road	80	80	–	$128.00	$67.00	$35.00	$0.00	$0.00	$2,800.00	$230.00	$18,400.00	$18,400.00	$0.00
MRH Tizamagician	600	600	–	$185.00	$87.00	$48.00	$0.00	$0.00	$28,800.00	$320.00	$192,000.00	$192,000.00	$0.00
MRH Two Trail Sioux 17K	1	1	–	$24,750.00	$3,617.00	$1,493.00	$0.00	$0.00	$1,493.00	$29,860.00	$29,860.00	$29,860.00	$0.00
MRH Utalknboutpractice	100	95	5	$165.00	$90.00	$45.00	$450.00	$825.00	$4,275.00	$300.00	$28,500.00	$30,000.00	$1,500.00
MRH Vertical Threat	600	598	2	$100.00	$78.50	$31.50	$157.00	$200.00	$18,837.00	$210.00	$125,580.00	$126,000.00	$420.00
MRH Wayne O	6,000	6,000	–	$75.00	$6.00	$14.00	$0.00	$0.00	$84,000.00	$95.00	$570,000.00	$570,000.00	$0.00
MRH Zestful	100	100	–	$194.00	$78.00	$48.00	$0.00	$0.00	$4,800.00	$320.00	$32,000.00	$32,000.00	$0.00

 _____________________

*	Denotes offerings commenced in fourth quarter of fiscal year 2019
(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed the Manager for any loans extend on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.

Since its formation in December 2016, the Company’s efforts have been focused on the development of the offering and marketing for fundraising. During the year ended December 31, 2018, the Company spent $36,062 on various general, administrative and start-up activities. During the year ended December 31, 2019, the Company spent $53,326 on various general, administrative and start-up activities. The Company commenced its planned principal operations in 2018.

Revenues are generated at the series level. As of December 31, 2018 and 2019, series of the Company have generated $36,888 and $263,655 in revenues, respectively.

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The revenues generated on a series-by-series basis as of December 31, 2019 are as follows:

	Revenues
Underlying Asset (Horse Name)	31-Dec-19	31-Dec-18
Amandrea	$1,650	–
Amers	$1,584	$4,833
Annihilate	–	–
Bella Chica	–	–
Big Mel	–	–
Bullion	–	–
Cairo Kiss	$920	–
Carpe Vinum	$23,544	–
Daddy’s Joy	–	–
Dancing Destroyer	$11,385	–
Filly Four	–	–
Keertana 18	–	–
Kiana’s Love	$8,516	–
Kichiro	$70	–
Lazy Daisy	$2,500	–
Madarnas	–	$660
Major Implications	$2,714	$45
Miss Puzzle	–	–
Moonless Sky	$1,936	$2,752
Night of Idiots	$5,088	$90
Nileist	$9,658	–
Noble of Goddess	$4,352	–
NYC Claiming Package	$20,563	–
Ocean Magic 18	–	–
Power Up Paynter	$22,809	–
Sauce on Side	$6,023	$8,000
Shake It Up Baby	$125	–
Sigesmund	–	–
Soul Beam	$24,852	$1,426
Squared Straight	$1,041	–
Street Band	$41,305	–
Sunny 18	–	–
Swiss Minister	$5,749	$987
Takeo Squared	$4,684	$11,934
Tavasco Road	$1,695	$3,151
Tizamagician	$27,601	–
Two Trial Sioux 17K	–	–
Utalknboutpractice	–	–
Vertical Threat	–	–
Wayne O	$28,700	–
Zestful	$4,590	$3,010
	$263,655	$36,888

As of December 31, 2018 and 2019, the Company incurred costs of revenue – horse expenses of $70,998 and $502,233, respectively, related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series.

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The costs of revenue incurred on a series-by-series basis as of December 31, 2018 and 2019 are as follows:

	Cost of Revenues
Underlying Asset (Horse Name)	31-Dec-19	31-Dec-18
Amandrea	($12,092)
Amers	($2,881)	($3,935)
Annihilate	($16,943)	–
Bella Chica	($12,620)	–
Big Mel	($23,482)
Bullion		–
Cairo Kiss	($14,038)	($4,988)
Carpe Vinum	($33,754)	–
Daddy’s Joy	($20,411)	–
Dancing Destroyer	($15,131)	–
Filly Four	($8,655)
Keertana 18	($8,604)
Kiana’s Love	($11,952)	–
Kichiro	($6,446)	–
Lazy Daisy	($9,233)
Madarnas		($3,104)
Major Implications	($1,197)	($626)
Miss Puzzle	($1,555)	–
Moonless Sky	($7,671)	($8,908)
Night of Idiots	($15,822)	($117)
Nileist	($24,935)	($1,815)
Noble of Goddess	($17,594)	($56)
NYC Claiming Package	($7,412)
Ocean Magic 18	($6,171)	–
Power Up Paynter	($28,674)	–
Sauce on Side	($8,904)	($5,815)
Shake It Up Baby	($9,818)	–
Sigesmund	($7,021)	($9,675)
Soul Beam	($21,006)	($9,005)
Squared Straight	($12,217)	($1,857)
Street Band	($14,858)	–
Sunny 18	($5,383)
Swiss Minister	($5,875)	($3,235)
Takeo Squared	($1,558)	($5,819)
Tavasco Road	($3,574)	($5,349)
Tizamagician	($31,620)	–
Two Trial Sioux 17K		–
Utalknboutpractice	($7,985)	($1,231)
Vertical Threat	($24,817)	–
Wayne O	($38,694)
Zestful	($1,630)	($5,464)
	($502,233)	($70,998)

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As of December 31, 2018 and 2019, the Company incurred Management Fee expenses of $57,484 and $460,455, respectively, sales and marketing expenses of $500 and $0, respectively, interest expenses of $23 and $0, respectively, and depreciation of $40,286 and $472,260, respectively.

The Management Fee expenses on a series-by-series basis as of December 31, 2018 and 2019 are as follows:

	Management Fee
Underlying Asset (Horse Name)	31-Dec-19	31-Dec-18
Amandrea	$19,290
Amers	$420	$1,322
Annihilate	$13,500
Bella Chica	$1,920
Big Mel	$58,565
Bullion		$3,550
Cairo Kiss		$6,660
Carpe Vinum	$31,154
Daddy’s Joy	$16,173
Dancing Destroyer	$6,347
Filly Four	$17,226
Keertana 18	$39,705
Kiana’s Love	$4,042
Kichiro	$2,580
Lazy Daisy	$22,750
Madarnas		$2,650
Major Implications		$700
Miss Puzzle	$4,750
Moonless Sky		$3,300
Night of Idiots	$304	$2,052
Nileist	$320	$3,280
Noble of Goddess	$2,329	$2,771
NYC Claiming Package	$4,192
Ocean Magic 18
Power Up Paynter	$19,681
Sauce on Side		$4,844
Shake It Up Baby	$4,517
Sigesmund		$915
Soul Beam	$275	$5,673
Squared Straight		$6,150
Street Band	$12,193
Sunny 18	$36,080
Swiss Minister	$966	$1,134
Takeo Squared		$4,425
Tavasco Road	$315	$2,698
Tizamagician	$31,441
Two Trial Sioux 17K
Utalknboutpractice	$2,610	$1,665
Vertical Threat	$18,837
Wayne O	$86,870
Zestful	$1,104	$3,696
	$460,455	$57,484

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The depreciation on a series-by-series basis as of December 31, 2018 and 2019 are as follows:

Series	Depreciation
MRH Filly Four	$49,530.28
MRH Amandrea	12,833.33
MRH Amers	1,372.23
MRH Annahilate	16,500.00
MRH Bella Chica	8,333.32
MRH Big Mel	55,224.56
MRH Bullion	2,000.00
MRH Cairo Kiss	9,266.64
MRH Carpe Vinum	26,666.64
MRH Daddy's Joy	10,665.60
MRH Dancing Destroyer	1,805.52
MRH Kiana's Love	3,533.28
MRH Keertana 18	30,387.50
MRH Kichiro	3,875.04
MRH Lazy Daisy	12,500.00
MRH Major Implications
MRH Miss Puzzle	4,456.68
MRH Moonless Sky	4,000.00
MRH Night of Idiots	2,913.36
MRH Nileist	3,336.67
MRH Noble Goddess	6,000.00
NY Claiming Package	16,479.84
MRH Ocean Magic 18	6,502.50
MRH Power Up Paynter	11,666.67
MRH Sauce On Side	1,801.07
MRH Shake It Up Baby	2,583.34
MRH Sigesmund	3,333.36
MRH Soul Beam	4,631.52
MRH Squared Straight	7,500.00
MRH Street Band	8,750.00
MRH Sunny 18	17,127.50
MRH Swiss Minister	1,572.58
MRH Takeo Squared
MRH Tavasco Road	277.78
MRH Tizamagician	27,010.00
MRH Two Trail Sioux 17K	5,500.00
MRH Utalknboutpractice	3,990.00
MRH Vertical Threat	13,333.34
MRH Wayne O	75,000.00
MRH Zestful
TOTAL	$472,260

As a result, the Company’s aggregate net loss across all series for the years ended December 31, 2018 and 2019 was $(159,165) and $(1,288,347), respectively.

121

Liquidity and Capital Resources

During the years ended December 31, 2018 and 2019, the Company has relied on advances from founders, raising capital to fund its operations and the issuance of securities under Regulation A offerings as well as under an intrastate permit and Regulation D offering as sources of capital. The funds raised supported the repayment of manager’s loans (advanced to obtain horse assets), accrue management fees and set aside cash held by the manager as horse reserve accounts to cover certain horse expenses. Additionally, the Company acquired one horse asset through a loan from a strategic vendor partner.

The cash reserves for Operating Expenses, including Upkeep Fees, for Palace Foal, Annahilate, Vertical Threat, Keertana 18, Miss Puzzle, Filly Four, Sigesmund, Utalknboutpractice, Bella Chica, Big Mel, Sunny 18, are estimated to last through calendar year 2020 whether or not such Series generates revenues in 2020. The purchase price of such Underlying Assets includes such reserves for Operating Expenses through 2020.

Of the horses that have not yet started racing and thus potential revenue-generating activities, the Company anticipates they will begin racing as follows:

Name of Series	Target for Revenue Generation
MRH Annahilate	August-20
Filly Four	December-20
MRH Keertana 18	December-20
MRH Miss Puzzle	December-20
MRH Sunny 18	December-20
MRH Two Trail Sioux 17K	August-20
MRH Utalknboutpractice	September-20
MRH Mo Mischief	December-20
MRH Deep Cover	December-20

The Company anticipates such horses will begin racing and, thus, potentially generating revenue as early as the above dates, which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Assets need more time than anticipated in training or fails to generate sufficient revenues as expected, such Series have reserves in place to cover such contingencies through 2020. The Company has purchased insurance for such Underlying Assets.

In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such series thereafter.

The Company (if viewed as if it were a separate and distinct entity apart from its series) will not have much, if any, need for cash reserves and, instead, each series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such series thereafter. Further, in the event that a series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

122

Since Inception, the Company has relied on advances from founders and raising capital to fund its operations. As of December 31, 2017, the Company had negative capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern. During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, capital contributions from the founder and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. The financial statements and related notes thereto included in this Offering Statement do not include any adjustments that might result from these uncertainties.

Plan of Operations

As stated, the Company is in the business of acquiring interests in race horses. As the Company acquires the interests in the horses in the future, the Company will recognize its share of the horse earnings less any expenses paid for or incurred on behalf of a specific horse operation.

During the year ended December 31, 2019, series accrued race winnings totaling $263,655. In sum, the series incurred $502,233 of series specific expenses (stabling, transportation, insurance, veterinary, etc.). The Company has also accrued $460,455 of due diligence or management fees earned by the Manager.

At the time of the filing of this offering statement, Series Annahilate, Sunny 18, Filly Four, Keertana 18, Mo Mischief, Deep Cover, Popular Demand, Storm Shooter, and Thirteen Stripes have not commenced revenue-generating operations. We intend for such Series to start generating revenue in the months of July 2020 through December 2020, at the earliest, as described herein.

Trend information

The Company’s main focus over the next twelve months is to continue to launch subsequent Offerings of Series Interests. In 2019, we closed 16 Offerings. The table below shows the launched and closed Offerings for the year ended December 31,2019:

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
2019	21	9	1

(1) data represents number of Offerings for Series Interests of each state of offering process in the given period.

The Company plans to launch approximately 20 additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets. The proceeds from any offerings closed during the next twelve months will be used to acquire additional race horses. We believe that launching a larger number of offerings in 2020 and beyond will help us from a number of perspectives:

1) Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2) Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for training, upkeep, insurance and other operating expenses with a larger collection of underlying assets.

3) Attract a larger community of Horse Sellers with high quality underlying assets to the Platform who may view us as a more efficient method of transacting than the traditional syndication processes.

123

In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of racehorses acquired and managed by the Company through events, race day visits and other programs. The initial testing of such Membership Experience Programs commenced in early 2019, and $53,526.80 have been generated by such programs at the date of this filing. We expect to develop additional Membership Experience Programs throughout the remainder of 2020 and beyond. We believe that expanding the Membership Experience Programs will help us from a number of perspectives:

1) Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2) Start to generate revenues for the series from the underlying assets used in the Membership Experience Programs, which we anticipate will enable the underlying assets to generate revenues for the series to cover, in whole or in part, the ongoing post-closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2020 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other series of interests for which offerings closed in fiscal year 2020.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, the horse racing industry at large (including ongoing concerns of horse safety), in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

124

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company via the Management Agreement, through which investors may indirectly invest, through series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the MyRacehorse™ Platform.  Neither Experiential Squared, Inc. nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Due Diligence Fee, (iii) Offering Expenses, (iv) the bloodstock fee, if applicable, and (v) estimated Operating Expenses (including Upkeep Fees), (in each case as described below).

Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by investors will be available to the Company. Because the Offerings are being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without physical stock certificates. StartEngine Secure LLC will serve as transfer agent to maintain stockholder information on a book-entry basis.

The Company will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, Due Diligence Fee, the Offering Expenses or estimated Operating Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with this Series or any other series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.                   an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.                   earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore, in its capacity of broker/dealer of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in the Offerings is 1 Interest and the maximum subscription by any Investor in each Offering is set forth on the Cover Page hereto in tabular format.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Broker

Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “Broker”) will manage the sale of the Interests as broker/dealer of record pursuant to a broker-dealer agreement, dated July 10, 2020 (the “Broker-Dealer Agreement”) and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g. Know Your Customer and Anti Money Laundering checks). Dalmore is a broker-dealer registered with the Commission and a member of FINRA/SIPC and is registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of such Offering, but will not act as a finder or underwriter in connection with such Offering. Dalmore will receive a Brokerage Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

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The Company will indemnify Dalmore, its affiliates and their representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of the Agreement by the Company, (ii) the wrongful acts or omissions of the Company, or (iii) the Offering itself. Dalmore shall indemnify and hold the Company, the Company’s affiliates and Company’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of the Agreement by Dalmore or (ii) the wrongful acts or omissions of Dalmore or (iii) its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under the Agreement. The Broker-Dealer Agreement terminates on 12 months after its effective date, but will renew automatically for successive renewal terms of twelve (12) months each unless any party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term.

If the Company defaults in performing the obligations under the Agreement, the Agreement may be terminated (i) upon sixty (60) days written notice if the Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under this Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Dalmore or the Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if the Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors.

Fees and Expenses

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Underlying Asset, including KYC, AML and other compliance background checks, Dalmore will receive a fee equal to 1.0% of the amount raised through this Offering (which, for clarificatory purposes, excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) (the “Brokerage Fee”). Each Series will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Interests in such series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds thereof. In addition, the Company has paid Dalmore a $5,000 one-time set up fee for out-of-pocket expenses and will pay a $20,000 consulting fee once FINRA issues a No-Objection Letter.

Due Diligence Fee

An initial fee equal to approximately 15.0% of the amount raised through this Offering, on average, paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Agreement).

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to these Offerings.

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Bloodstock Fee

A fee up to 5.0% of the cost of the Underlying Asset paid to the Manager, an affiliate of the Manager, or a third party service provider as compensation for bloodstock services for creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company.

Operating Expenses

Each series of interests will be responsible for any and all fees, costs and expenses incurred in connection with the boarding, maintenance, training and transportation costs of the underlying asset (the “Upkeep Fees”) related to such series, costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U, any indemnification payments, any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (decided on a horse-by-horse basis), etc.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the MyRacehorse™ Platform. The contents of the MyRacehorse™ Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests. Any potential Investor wishing to acquire any Series Interests must:

1.       Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

2.       Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the MyRacehorse™ Platform application and click “Agree” to consent to the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

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3.       Once the completed Subscription Agreement is signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) to the Company.

4.       The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager and Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

5.       Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.       If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for will be issued to you upon the Closing.

By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company, the Manager and Dalmore will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

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DESCRIPTION OF THE BUSINESS

Overview

The Company was formed in the state of Nevada as a series limited liability company on December 27, 2016. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

MyRacehorse.com intends to democratize the ownership of racehorses (Thoroughbred, Quarter, and Standardbred horses) and allow fans to experience the thrill, perks and benefits of ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the horse, the jockey and trainers as well as exclusive on-track experiences and a portion of financial gains that the ownership creates.

Racehorse Ownership Interests

The Company, through individual Series, intends to purchase interests in thoroughbred horses, quarter horses, and Standardbred horses. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. It is the intent of the Company and its Manager to maintain sufficient control and input into the initial due diligence and subsequent training, maintenance and upkeep of an Underlying Asset in order to add value to the Series. If a Series owns a minority interest in an Asset, it will look to have a wide range of voting rights (including major decision rights) and the ability to control disbursements of expenses as payments to third party trainers, service providers and maintenance crews in order to properly exercise control and add value to the Series.

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights. Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series pursuant to the rights of its partnership, syndicate or operating agreement (“Co-Ownership Agreements”) with other co-owners of an Underlying Asset. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

The syndicate manager of the horse makes the final decisions on many day-to-day decisions relating to the horses. They decide on the trainer, racing schedule, housing and certain other operational decisions. Certain key decisions, however, will require input from the Series. The Manager intends for the Series to maintain a sufficient level of control over the Underlying Asset by (1) majority (50%+) ownership (which includes the ability to remove the syndicate manager), (2) heavy negotiation of the Underlying Asset’s Co-Ownership Agreement to include discretion in payment of certain expenses and voting rights over important decisions regarding the management of the Underlying Asset, or (3) a combination of these controls.

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When a Series becomes an owner of the horse, the Series’ members may be able to enjoy some of the benefits and privileges of owning a horse. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any race the horse is in, interact with the jockey before the race, and have your photo taken in the winner's circle if the horse wins a race. Some of these Membership Experience Programs are included with Series membership, while others may require additional payments by Investors and would be attributable as revenue to the Company. Since the Member is not a direct owner but an indirect owner of the horse they must be accompanied by someone that is licensed by the state's racing authority. There is no guarantee that a licensed person will be available to accompany a member upon request.

Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities contributes approximately $50 billion in direct economic impact to the U.S. economy. There are an estimated 40,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations.1

Currently, $100 billion is bet annually on horse races with the US representing about 11% of the total gaming market.2 The Kentucky Derby continues setting records; in 2017 the total handle was the highest in history, with just over $209 million handled, up 8% from the previous record.3 In 2015, Churchill Down set an attendance record with just over 170,000 people in attendance.4

$100 billion is bet annually on horse races worldwide and there are $1 billion dollars a year in racehorse sales. Approximately, 8 million fans attend races each year watching over 47,000 active racehorses.5 The average sales price for a racehorse is about $74,000.6

Plan of Operations

The Company, the Manager and/or its affiliates will either (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, the lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded. Copies of the respective “Profit Participation Convertible Promissory Note” for each such Series are attached as exhibits hereto.

An investment in a Series does not constitute ownership of a racehorse as regulated by the California Horse Racing Board. Other state regulations outside of California may impact how and when an Asset can be raced.

The Series will contract with Manager to provide “ownership privileges” and “ownership experiences” for Investors. Some ownership privileges are included as a member, including access to content that will vary based on majority ownership group, trainer, track, frequency of races, racing conditions, the health of the horse and other factors. Other “ownership privileges” provided by Manager will be available for purchase and can include on track events and race day privileges including paddock, backside and winners circle access.

For each horse acquired by each individual Series, the timeline for racing and expected cash flows may vary greatly. Different acquisitions will have different timelines depending on a variety of factors. In general, the Series will exist for 4-6 years (the racing life cycle) and then the Underlying Asset will be sold.

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1 American Horse Council Foundation. 2017 National Economic Impact Study. Retrieved at http://www.horsecouncil.org/economics.

2 International Federation of Horseracing Authorities. 2015 Annual Report. Retrieved at https://www.ifhaonline.org/resources/Annual_Report_2015.pdf.

3 https://www.courier-journal.com/story/news/local/2017/05/07/record-betting-reported-2017-kentucky-derby/101403510/.

4 https://www.kentuckyderby.com/horses/news/second-highest-attendance-in-track-history-as-167,227-fans-watch-undefeated-nyquist-win-the-142nd-kentucky-derby

5 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=12.

6 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=13.

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Claiming

The Company's Claiming activities (through individual Series) consist of identifying horse in claiming races that are more valuable, in the Company's opinion, then their respective claiming price. Some factors leading to a horse being more valuable than its claiming price include being poorly trained to date, running in the wrong type of races or having dropped in class. The Company believes most of the horses acquired in this manner will be owned by the Company for less than 12 months since they can be sold during any claiming race.

A claiming race is one in which all horses entered are eligible to be purchased by a licensed owner or indirectly through a trainer for the specified claiming price (see below for levels of claiming races). For example, in a $32,000 claiming race all the horses are for sale for the purchase price of $32,000 plus applicable taxes. The procedure for a claiming race is as follows: the trainer puts a claim in for the horse prior to the race. Immediately upon the start of the race the horse is considered sold to the new owner, however, the previous owner maintains any purse winnings from that race. If two or more owners/trainers put a claim in on a horse than a "shake" occurs to determine who has purchased the horse. A shake is when each claiming owner is assigned a number. Then a racing official draws a number at random and the owner with corresponding number has purchased the horse. Claiming races account for up to 80% of all thoroughbred races on a given day.

The intent behind claiming is to claim horses that are performing below their ability or have been mismanaged by the current owners or trainers thereby allowing the Series to move the horse up in class and make a profit on the horse being claimed for an amount higher than the Series paid.

Once a Series acquires a horse in its claiming division it may take up to 30 days before the horse may be able to race again. The factors relating to the length between races include the endurance and shape of the horse, the availability of races and the skill level of the other horses in the race. The Company, along with our trainer, uses these factors to decide on where and when to race the horse so we can put the horse in the best possible position to win. During this time the horse is usually ridden everyday as part of their training. Horses will jog or cantor most days. The horse will typically gallop every 7 days that it does not race; this is referred to as a work out. A work out consists of a timed run from 3 furlongs up to 5 furlongs (1 furlong equals 1/8 of a mile) and simulates a race for the horse.

The Company expects the on-going monthly expenses directly associated to the horses in its claiming division to be approximately $50 to $125 per day for each horse. The fee depends on the trainer's fee and the amount of vet bills each horse requires.

Revenue from Claiming Division

The Series intend to generate revenue from its Claiming Division in two ways: (1) purse winnings and (2) sale of a horse. The Company expects that a horse will begin to generate revenue from purse winnings within 30 days from acquiring the horse. The Company further expects that it will continue to receive revenue from the horse every 30 days from additional purse winnings. The Series will also generate revenue if our horse is claimed by another stable. The Company expects that most horses in its claiming division will be claimed within 12 months from the date we acquired the horse.

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Deciding on a Horse

When deciding on acquiring a horse, our team looks at a multitude of variables:

•	Pedigree: The recorded ancestry of the horse.

•	Pedigree Statistics: Win percentages and nicking statistics.

•	Race history (if applicable): Historic results of past races the horse has competed in

•	Race Replays (if applicable): Video of the historic races.

•	Potential trainer: Statistics and trends of the potential trainer

•	Valuation: The monetary worth set by the majority owner

•	Horse Owner/Syndicate Manager: Historical statistics and reputation

•	Purchase History: Publicly recorded title transfers of the horse

•	User Reviews of Syndicate Managers, Trainers, Pedigree (if applicable): Feedback from user reviews

•	Workout reports and videos: Via professional clockers and internal evaluation of video footage

•	Bloodstock Agent Assessment (if applicable): Record and Reputation

•	3rd party appraisals (If applicable): Independent bloodstock appraisal

•	Veterinarian Assessments (if applicable): Independent assessment of health of horse

•	Biometrics (if applicable): Assessment of biometric data against desired attributes

This initial diligence information is used to determine if the horse is one that will be added to the MyRacehorse™ Platform and then the same information is made available to the prospective investors to assist in their individual investment decisions.

Types of Races

Maiden - A race for Non-winners

Maiden Special Weight - For horses that have never won a race, but cannot be claimed

Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)

Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights

Stakes - The highest level of racing

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Class Structure

Stakes

Grade 1 Stakes

Grade 2 Stakes

Grade 3 Stakes

Non-Graded Stakes

Classified Allowance

N4X - Non-winners of less than 4 races excluding claiming or Maiden (also referred to as "nonwinners of four races other than Maiden or claiming" or "4th level allowance")

N3X - Non-winners of less than 3 races excluding claiming or Maiden (also referred to as nonwinners of three races other than Maiden or claiming" or "3rd level allowance")

N2X - Non-winners of less than 2 races excluding claiming or Maiden (also referred to as nonwinners of two races other than Maiden or claiming" or "2nd level allowance")

N1X - Non-winners of less than 1 races excluding claiming or Maiden (also referred to as nonwinners of one race other than Maiden or claiming" or "1st level allowance")

Claiming

$100,000	- horses are entered but are subject to sale for the claiming price of $100,000

$80,000	- horses are entered but are subject to sale for the claiming price of $80,000

$62,500	- horses are entered but are subject to sale for the claiming price of $62,500

$50,000	- horses are entered but are subject to sale for the claiming price of $50,000

$40,000	- horses are entered but are subject to sale for the claiming price of $40,000

$32,000	- horses are entered but are subject to sale for the claiming price of $32,000

$25,000	- horses are entered but are subject to sale for the claiming price of $25,000

$20,000	- horses are entered but are subject to sale for the claiming price of $20,000

$16,000	- horses are entered but are subject to sale for the claiming price of $16,000

$12,500	- horses are entered but are subject to sale for the claiming price of $12,500

$8,000	- horses are entered but are subject to sale for the claiming price of $8,000

Maiden

Maiden Special Weight

$50,000 Maiden Claiming

$32,000 Maiden Claiming

$25,000 Maiden Claiming

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Competition

The Company is a very small player in the racehorse ownership business. While we consider bloodlines and the win-loss records of a particular horse's lineage as well as other factors, our success will depend in large measure on our ability to evaluate the potential of a horse. We will rely almost on the Manager and its officers to evaluate a horse and to buy any horse we believe to be a good investment.

Government Regulation

Horse racing is regulated by the individual states. Most states’ main focus is on regulating the pari-mutuel wagering in horse racing. In California, horse racing is regulated by the California Horse Racing Board and governed by the Business and Professions Code of California.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Asset, including:

•	costs incurred in managing the Underlying Asset related to a Series, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of an Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured.

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing. Operating Expenses incurred post-Closing shall be the responsibility of the Series. We allocate a sizable portion of the Offering to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from its interest in the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by its interest in the Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

Until the Series generates revenues from its interest in the Underlying Asset, we expect the Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

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To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

Each Series will appoint the Manager to serve as Manager (the “Manager”) to manage its interest in the Underlying Asset pursuant to a management agreement (the “Management Agreement”).

The services provided by the Manager will include:

•	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

•	A license to the MyRacehorse™ Platform for the facilitation of the offerings of the Series Interests;

•	Determining which Assets to select and purchase; and

•	Determining the amount of the selling price of the Assets upon disposition thereof.

The term of the Management Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Management agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each Series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Management Agreement is attached hereto as Exhibit 6.1.

Management Fee

As consideration for managing each Underlying Asset, the Manager will be paid a one-time Due Diligence Fee of approximately 15.0% of the offering proceeds and a Management Fee on an ongoing basis equal to 10% of Gross Proceeds generated by the Series.

Bloodstock Fee

In the event that the Manager performs bloodstock services for an Underlying Asset (i.e.: creating and facilitating breeding plans for the Underlying Asset, analyzing pedigrees to assess the Underlying Asset’s value, and purchasing and/or selling the Underlying Asset on behalf of the Company), the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services.

Facilities

The Manager is located at 250 W. 1st Street, Suite 256, Claremont, CA 91711 and currently has a four year lease on its principal offices. The Manager presently has four employees, five independent contractors and two advisors. The Company does not have any employees.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of expenses

To the extent relevant, Offering Expenses, Operating Expenses, revenue generated from interests in underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s sole discretion. The Manager intends to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of interests in underlying assets (e.g., in respect of asset level insurance) or the number of interests, as reasonably determined by the Manager.

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MANAGEMENT

Manager

The Manager of the Company is Experiential Squared, Inc., a Delaware corporation formed on December 27, 2016.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize a Series and other underlying assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders.  The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Nevada law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company's business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See "CONFLICTS OF INTEREST.") In addition, the Manager may submit any contract or act for approval or ratification of by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

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The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager's duty has occurred should consult with their own counsel.

Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Name	Age	Position	Term of Office (Beginning)
Michael Behrens	44	Chief Executive Officer, Chief Financial Officer, Secretary, and Director	Inception

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Michael Behrens, Chief Executive Officer

Michael has served as a marketing executive for over 10 years on both the agency and client side. He has experience in both performance marketing and brand development for startups, established business and the Fortune 1000. In his career he has managed/influenced over 1 billion in advertising dollars. He most recently served as the CMO of Casper, a very successful online mattress start-up in NYC that has generated hundreds of millions of dollars in revenue since inception.

Advances from Manager

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

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In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager as of December 31, 2019:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Filly Four	$286,526	$(1,126,386)	$(839,860)
MRH Amandrea	9,894	(31,250)	(21,356)
MRH Annahilate	22,057	(38,250)	(16,193)
MRH Bella Chica	(8,833)	(22,120)	(30,953)
MRH Big Mel	2,277	(193,225)	(190,948)
MRH Bullion	(3,000)	–	(3,000)
MRH Cairo Kiss	(11,165)	–	(11,165)
MRH Carpe Vinum	16,784	–	16,784
MRH Daddy's Joy	21,889	(153)	21,736
MRH Dancing Destroyer	3,990	–	3,990
MRH Keertana 18	34,080	(208,505)	(174,425)
MRH Kiana's Love	449	–	449
MRH Kichiro	(1,376)	(7,810)	(9,186)
MRH Lazy Daisy	267	–	267
MRH Miss Puzzle	9,715	–	9,715
MRH Moonless Sky	(8,763)	–	(8,763)
MRH Night of Idiots	(5,761)	(3,816)	(9,577)
MRH Noble Goddess	(6,798)	–	(6,798)
MRH Ocean Magic 18	(6,171)	–	(6,171)
MRH Power Up Paynter	14,272	–	14,272
MRH Shake It Up Baby	5,420	(2,100)	3,320
MRH Sigesmund	(12,896)	(11,815)	(24,711)
MRH Sunny 18	38,255	(78,090)	(39,835)
MRH Squared Straight	(4,633)	–	(4,633)
MRH Street Band	2,771	–	2,771
MRH Tizamagician	12,926	–	12,926
MRH Utalknboutpractice	471	(1,275)	(804)
MRH Vertical Threat	20,483	(57)	20,426
MRH Wayne O	2,017	–	2,017
MRH New York Claiming	11,756	–	11,756
TOTAL	$446,900	$(1,724,852)	$(1,277,951)

Related Party Transactions

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Conflicts of Interest

See “Conflicts of Interest” section above for more information.

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COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. The chief executive officer of the Manager plus other employees of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our business objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from Experiential Squared, Inc.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Management Fee (including the Due Diligence Fees and 10% of Gross Proceeds). In the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2019 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Experiential Squared, Inc.	Manager	$460,455	$0	$460,455

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Fee as described in “Description of the Business – Management Fee.”

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

PRINCIPAL INTEREST HOLDERS

The Company is managed by Experiential Squared, Inc. which is also the Company’s 100% owner. Experiential Squared, Inc., and/or its affiliates, have no intention of owning any of the Interests in the Series at Closing. However, Experiential Squared, Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion and may opt to convert a Profit Participation Convertible Promissory Note into interests that remain unsold in this offering. The address of Experiential Squared, Inc. is 250 W. 1st Street, Suite 256, Claremont, CA 91711.

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As of July 6, 2020, the securities of the Company are beneficially owned as follows:

Title of Class/Series	Name of Beneficial Owner(1)	Number of Interests Beneficially Owned (1)	Percentage of Interests Beneficially Owned
Company(2)	Experiential Squared, Inc. (Manager)	N/A	100.0%
Series Amers	Experiential Squared, Inc. (Manager)	0	0.00%
Series Bella Chica	Experiential Squared, Inc. (Manager)	70	70.0%
Series Berengaria ‘17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Bullion	Experiential Squared, Inc. (Manager)	0	0.00%
Series Cairo Kiss	Experiential Squared, Inc. (Manager)	0	0.00%
Series Country Whirl ‘17	Experiential Squared, Inc. (Manager)	4	4.00%
Series Kiana’s Love	Experiential Squared, Inc. (Manager)	0	0.00%
Series Kichiro	Experiential Squared, Inc. (Manager)	71	35.50%
Series Madarnas	Experiential Squared, Inc. (Manager)	0	0.00%
Series Major Implications	Experiential Squared, Inc. (Manager)	0	0.00%
Series Miss Puzzle 17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Moonless Sky	Experiential Squared, Inc. (Manager)	0	0.00%
Series Night of Idiots	Experiential Squared, Inc. (Manager)	18	23.00%
Series Nileist	Experiential Squared, Inc. (Manager)	0	0.00%
Series Noble Goddess	Experiential Squared, Inc. (Manager)	0	0.00%
Sauce on Side	Experiential Squared, Inc. (Manager)	0	0.00%
Series Sigesmund	Experiential Squared, Inc. (Manager)	139	70.00%
Series Soul Beam	Experiential Squared, Inc. (Manager)	0	0.00%
Series Street Band	Experiential Squared, Inc. (Manager)	0	0.00%
Series Swiss Minister	Experiential Squared, Inc. (Manager)	0	0.00%
Series Takeo Squared	Experiential Squared, Inc. (Manager)	0	0.00%
Series Tavasco Road	Experiential Squared, Inc. (Manager)	0	0.00%
Series Two Trail Sioux 17K	Experiential Squared, Inc. (Manager)	0	0.00%
Series Zestful	Experiential Squared, Inc. (Manager)	0	0.00%
Series Palace Foal	Michael Behrens (Affiliate of Manager)	510	100.00%
Series De Mystique ‘17	Experiential Squared, Inc. (Manager)	0	0.00%
Series Martita Sangrita 17	Experiential Squared, Inc. (Manager)	2	0.30%
Series Daddy’s Joy	Experiential Squared, Inc. (Manager)	0	0.00%
Series Vertical Threat	Experiential Squared, Inc. (Manager)	2	0.30%
Series Shake it Up Baby	Experiential Squared, Inc. (Manager)	0	0.00%
Series Tizamagician	Experiential Squared, Inc. (Manager)	0	0.00%
Series Power Up Paynter	Experiential Squared, Inc. (Manager)	0	0.00%
Series Two Trail Sioux 17	Experiential Squared, Inc. (Manager)	3	0.64%
Series Wayne O	Experiential Squared, Inc. (Manager)	0	0.00%
Series Big Mel	Experiential Squared, Inc. (Manager)	0	0.00%
Series Amandrea	Experiential Squared, Inc. (Manager)	42	7.6%
Series Keertana 18	Experiential Squared, Inc. (Manager)	7	0.14%
Series Sunny 18	Experiential Squared, Inc. (Manager)	1	0.02%
Series Lazy Daisy	Experiential Squared, Inc. (Manager)	1	0.08%
Series New York Claiming Package	Experiential Squared, Inc. (Manager)	0	0.00%
Series The Filly Four	Experiential Squared, Inc. (Manager)	967	12.09%
Series Lane Way	Experiential Squared, Inc. (Manager)	0	0.00%
Series Mo Mischief	Experiential Squared, Inc. (Manager)	5	0.10%
Series Deep Cover	Experiential Squared, Inc. (Manager)	2	0.25%
Series Popular Demand	Experiential Squared, Inc. (Manager)	5	0.49%
Series Authentic	Experiential Squared, Inc. (Manager)	8,156	65.25%
Series Storm Shooter	Experiential Squared, Inc. (Manager)	1	0.05%

 ______________

(1)	Experiential Squared, Inc. or an affiliate holds a promissory note which provides that, at its election, such beneficial owner may convert the outstanding balance of the note into the number of unsold Series Interests in the offering of such Series on the date of conversion. As such, such party is deemed to be the beneficial owner of such unsold Series Interests until such time as the Series is fully subscribed.
(2)	The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

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DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, the Series Agreements, attached hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Members who become Members in a Series in the manner set forth herein will be responsible for the obligations of the Series and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to consent on certain major decisions. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members must approve.

Therefore, you will not have an active role in our Company’s management and it will be difficult to cause a change in our management.

Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must deliver to the Company a Subscription Agreement in the form attached to this Offering Circular as Exhibit 4.1 by completing the online submission at MyRacehorse.com.

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Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on specified matters, the Manager will have sole control of the business operations of the Series. The Manager is not required to devote full time to Company and Series affairs but only such time as is required for the conduct of Company and Series business. The Manager acting alone has the power and authority to act for and bind the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

Dividends/Distributions

The Manager will attempt to manage the individual Series so as to issue dividend payments, to the extent of available cash flow. Therefore, (i) 10% of Gross Proceeds shall be payable to the Manager as a Management Fee; (ii) in the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services; and then (iii) the remaining cash available for dividends shall be payable to the Members on a pro rata basis. This shall be calculated as 100% of the dividends available after payment of the Management Fee and bloodstock fee, if applicable, multiplied by a fraction with the fraction being the number of Interests held by the Member as the numerator and the total number of outstanding Interests as the denominator. The Manager shall determine the cash available for dividends after retention of reasonable working capital reserves.

Working capital may include pre-paid training and maintenance fees for a horse for up to 18 months. Working capital expenses may be as much as the cost of the interest in the Underlying Asset.

Meetings

The Manager may call a meeting of an individual Series. Unless the notice otherwise specifies, all meetings will be held at the office of the Company. Members have the rights to call meetings accorded to them under the Operating Agreement or the individual Series Agreement and applicable law.

Accounting and Reports

Right of Inspection; Provision of Records to Members

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours any of the records required to be maintained by the Manager under the Act.

The Manager will furnish to a Member a copy of any amendment to the articles of organization or operating agreement executed by the Manager pursuant to a power of attorney from the Member.

Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

Annual Report

At such time as the Company has more than thirty-five (35) Members, each of the following shall apply:

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. The report, which may be sent by electronic transmission, will contain a balance sheet as of the end of the Fiscal Year and an income statement and a statement of cash flows for the Fiscal Year.

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Members representing at least five (5) percent of the percentage interests, or three or more Members, may make a written request to the Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the then-current Fiscal Year ending more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of such period. The statement will be delivered or mailed to the Members within thirty (30) days thereafter.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

Tax Information

The Company will send or cause information to be sent in writing to each Member within ninety (90) days after the end of each taxable year the information necessary to complete federal and state income tax or information returns. Based on the Company’s intention to treat each Series as a corporation for tax purposes, the primary reporting Members should expect is through Form 1099.

Voting Rights of Members

The affirmative vote of a Majority of Interests of all of the Members associated with a Series shall be required for the Company to merge or consolidate with or into, or convert into, another entity, but not to enter into a joint venture arrangement with another party.

A Series Manager may be removed at any time, for Good Cause, by the decision of such Series Members owning more than seventy-five percent (75%) of the Percentage Interests in that Series.

Certain actions may require both a majority of all percentage interests in the Company and the consent of the Manager, as provided in such Series Agreement.

The disposition by the Company of all or substantially all of the Company’s assets includes the disposition of all or substantially all of the assets of all of the Company’s subsidiaries in a single transaction or series of transactions but expressly excludes a sale of the assets of any single Series that owns a single Asset, which may be made by the Manager without the consent of Members.

Withdrawal from a Series

Each Series expects to operate for approximately four (4) to six (6) years at which time the Underlying Asset of the Series will be retired. Thereafter, the Members shall receive a return of their capital, if available. The Members should not expect withdrawal prior to this time.

Dissolution and Winding-Up

The Series Manager may dissolve the Series at any time once the Series Assets have been sold. The dissolution may only be ordered by the Series Manager or the Company, not by an owner of Series Membership Interests or by any Member of the Series. Upon dissolution of a Series, all Members of that Series will participate in the Series’ liquidating distributions, in accordance with the distributions in effect during the term and thereafter in proportion to their relative capital accounts.

Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled. In addition, there are certain rights of first refusal on any transfer.

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Term of the Company

The Manager intends to operate the Company on a perpetual basis until a dissolution event.

Dispute Resolution

The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under federal and state securities laws.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

Transfer Agent and Registrar

The company has appointed StartEngine Secure LLC as its SEC-registered transfer agent.

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MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Nevada series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders as described below. The current Federal tax rate on corporations is 21%.

146

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

147

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in the Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Interests under the Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to the Series described in the Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular and Offering Circular Supplements should be directed to:

My Racehorse CA LLC

250 W. 1st Street, Suite 256

Claremont, CA 91711

E-Mail: support@myracehorse.com

Tel: 909-740-9175

Attention: Michael Behrens

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

148

Index to Financial Statements

Audited Financial Statements as of December 31, 2019 and 2018 and for the years then ended

149

INDEPENDENT AUDITOR’S REPORT

April 21, 2020

To:	Board of Managers, My Racehorse CA LLC
Attn: Michael Behrens

Re:	2019-2018 My Racehorse CA, LLC Financial Statement Audit

We have audited the accompanying financial statements of My Racehorse CA LLC (a series limited liability company organized in Nevada) (the “Company”), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of income, members’ equity, and cash flows for the calendar year periods ending December 31, 2019 and 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-1

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations, members’ equity and its cash flows for the calendar year period(s) thus ending in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in the Notes to the Financial Statements, the Company is a business that generated cumulative losses while seeking to raise capital and grow its business with investor funding.  However, during 2019, the Company has shown the ability to continue as a going concern through capital raising and loans from its manager.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

F-2

MY RACEHORSE CA LLC

BALANCE SHEETS

As of December 31, 2019 and 2018

	2019	2018

ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Accounts receivable	3,770	–
Horse reserve funds receivable from Manager (see Note 4)	446,900	47,407
Prepaid expense	70,215	–
Total Current Assets	520,885	47,407

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	2,990,695	206,105
Total Non-Current Assets	2,990,695	206,105

TOTAL ASSETS	$3,511,580	$253,512

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$1,724,852	$55,828
Interest payable	23	23
Total Current Liabilities	1,724,875	55,851

Long-term Liabilities:
Long-term debt	15,606	15,606
Total Long-term Liabilities	15,606	15,606

Total Liabilities	1,740,481	71,457

Members' Equity:
Membership in My Racehorse CA, LLC	11,843	11,843
Subscriptions in series, net of distributions (See Note 5)	3,216,968	339,577
Accumulated deficit	(1,457,712)	(169,365)
Total Members' Equity	1,771,099	182,055

TOTAL LIABILITIES AND MEMBERS' EQUITY	$3,511,580	$253,512

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-3

MY RACEHORSE CA LLC

STATEMENTS OF OPERATIONS

For the years ended December 31, 2019 and 2018

	2019	2018

Revenues	$263,655	$36,888
Cost of revenues	(502,233)	(70,998)
Gross profit/(loss)	(238,578)	(34,110)

Operating Expenses
Management charges	460,455	57,484
General and administrative	53,326	36,062
Sales and marketing	–	500
Depreciation	472,260	40,286
Total Operating Expenses	986,041	134,332

Loss from operations	(1,224,619)	(168,442)

Other Income/(Expense):
Gain/(loss) on disposition of horse	(63,728)	9,300
Interest expense	–	(23)
Total Other Income	(63,728)	9,277

Provision for income taxes	–	–

Net loss	$(1,288,347)	$(159,165)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-4

MY RACEHORSE CA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)

For the years ended December 31, 2019 and 2018

	Membership in My Racehorse CA LLC	Subscriptions in Series	Accumulated Deficit	Total Members' Equity

Balance at January 1, 2018	$–	$–	$(10,200)	$(10,200)

Conversion of advances from founders to equity	10,200	–	–	10,200
Subscriptions received in horse series	–	354,184	–	354,184
Distributions from horse series	–	(14,607)	–	(14,607)
Contribution by manager	1,643	–	–	1,643
Net loss	–	–	(159,165)	(159,165)
Balance at December 31, 2018	11,843	339,577	(169,365)	182,055

Subscriptions received in horse series	–	3,032,135	–	3,032,135
Distributions from horse series	–	(154,744)	–	(154,744)
Net loss	–	–	(1,288,347)	(1,288,347)
Balance at December 31, 2019	$11,843	$3,216,968	$(1,457,712)	$1,771,099

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-5

MY RACEHORSE CA LLC

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2019 and 2018

	2019	2018
Cash Flows From Operating Activities
Net Loss	$(1,288,347)	$(159,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	472,260	40,286
Loss/(gain) on disposal of horse ownership	63,728	(9,300)
Changes in operating assets and liabilities:
Change in accounts receivables	(3,770)	–
Change in prepaid expense	(70,215)	–
Change in accrued interest payable	–	23
Net Cash Used In Operating Activities	(826,344)	(128,156)

Cash Flows From Investing Activities
Purchase of horse assets	(3,320,578)	(237,091)
Net Cash Used In Investing Activities	(3,320,578)	(237,091)

Cash Flows From Financing Activities
Subscriptions received in horse series	3,032,135	354,184
Distributions from horse series	(154,744)	(14,607)
Contribution by manager	–	1,643
Proceeds of long-term notes	–	15,606
Net increase in amount due to manager, net	1,269,531	8,421
Net Cash Provided by Financing Activities	4,146,922	365,247

Net Change In Cash	–	–

Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-6

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

For the years ended December 31, 2019 and 2018

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to acquire, train and race thoroughbred, quarter and Standardbred horses through underlying Series of the Company. The Company aims to democratize the ownership of racehorses through a self-developed web-based platform and allow fans to experience racehorse ownership by owning portions of the Series with other like-minded fans. The Company is headquartered in Claremont, CA. The Company was formed in 2016.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is dependent upon additional capital resources for its planned full-scale operations and is subject to significant risks and uncertainties; including failing to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.

Cash Equivalents and Concentration of Cash Balance

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2019, the Company had no cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2019, the Company had allowances against its accounts receivable.

F-7

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2019 and 2018, the Company has $3,584,304 and $246,391, respectively recorded, at cost, in horse assets.

As of December 31, 2019, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2018	Total
MRH Amers	$6,000	($1,000)	$5,000
MRH Bullion	$6,000	($1,333)	$4,667
MRH Cairo Kiss	$27,800	($5,406)	$22,394
MRH Madarnas	$10,000	($10,000)	$0
MRH Major Implications	$2,500	($139)	$2,361
MRH Moonless Sky	$12,000	($2,000)	$10,000
MRH Night of Idiots	$8,740	($243)	$8,497
MRH Nileist	$11,700	($650)	$11,050
MRH Noble Goddess	$12,000	($333)	$11,667
MRH Ocean Magic	$15,606	($434)	$15,173
MRH Sauce On Side	$15,000	($1,667)	$13,333
MRH Sigesmund	$10,000	($1,944)	$8,056
MRH Soul Beam	$23,075	($4,487)	$18,588
MRH Squared Straight	$22,500	($1,875)	$20,625
MRH Swiss Minister	$7,500	($1,667)	$5,833
MRH Takeo Squared	$15,000	($2,083)	$12,917
MRH Tavasco Road	$10,000	($1,389)	$8,611
MRH Utalknboutpractice	$11,970	($998)	$10,973
MRH Zestful	$19,000	($2,639)	$16,361
TOTAL	$246,391	($40,286)	$206,105

F-8

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2019	Total
MRH Filly Four	$891,532	$(49,530)	$842,002
MRH Amandrea	115,500	(12,833)	102,667
MRH American Heiress	364,650	(30,388)	334,263
MRH Amers	6,000	(6,000)	–
MRH Annahilate	74,250	(16,500)	57,750
MRH Bella Chica	25,000	(8,333)	16,667
MRH Big Mel	497,021	(55,225)	441,796
MRH Bullion	6,000	(3,333)	2,667
MRH Cairo Kiss	27,800	(14,672)	13,128
MRH Carpe Vinum	120,000	(26,667)	93,333
MRH Daddy's Joy	48,000	(10,666)	37,334
MRH Dancing Destroyer	17,238	(1,806)	15,432
MRH Kiana's Love	10,600	(3,533)	7,067
MRH Kichiro	15,500	(3,875)	11,625
MRH Lazy Daisy	112,500	(12,500)	100,000
MRH Madarnas	10,000	(10,000)	–
MRH Major Implications	2,500	(2,500)	–
MRH Miss Puzzle	13,730	(4,457)	9,273
MRH Moonless Sky	12,000	(6,000)	6,000
MRH Night of Idiots	8,740	(3,156)	5,584
MRH Nileist	11,700	(11,700)	–
MRH Noble Goddess	18,000	(6,333)	11,667
MRH Ocean Magic 18	15,606	(6,936)	8,670
MRH Power Up Paynter	60,000	(11,667)	48,333
MRH Sauce On Side	15,000	(15,000)	–
MRH Shake It Up Baby	11,000	(2,583)	8,417
MRH Sigesmund	10,000	(5,278)	4,722
MRH Solar Strike	217,862	(17,128)	200,734
MRH Soul Beam	23,075	(23,075)	–
MRH Squared Straight	22,500	(9,375)	13,125
MRH Street Band	45,000	(8,750)	36,250
MRH Swiss Minister	7,500	(7,500)	–
MRH Takeo Squared	15,000	(15,000)	–
MRH Tavasco Road	10,000	(10,000)	–
MRH Tizamagician	121,545	(27,010)	94,535
MRH Two Trail Sioux 17K	24,750	(5,500)	19,250
MRH Utalknboutpractice	11,970	(4,988)	6,983
MRH Vertical Threat	60,000	(13,333)	46,667
MRH Wayne O	450,000	(75,000)	375,000
MRH Zestful	19,000	(19,000)	–
MRH York Claiming	36,236	(16,480)	19,756
TOTAL	$3,584,304	$(593,609)	$2,990,695

F-9

Depreciation totaled $472,260 and $40,286 for the years ended December 31, 2019 and 2018, respectively.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. Revenue for the Company is generally comprised of horse winnings within the series or hospitality revenue. The Company recognizes race winnings net of track expense deductions.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

F-10

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter C corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits since inception, has sustained a net loss of $1,288,347 during the year ended December 31, 2019, is dependent upon its manager for financing its operations, and has a working capital deficit of $1,203,990 as of December 31, 2019.

The Company has shown for the past 3 years that it is able to secure all funding required to grow and scale its business by raising capital for each of the 30 or more series listed on its platform as well as continued extension of credit from the Company’s manager. The manager of the Company remains able and willing to facilitate the growth of the Company and is fully committed to the growth and success of the Company.

These factors alleviate concerns that the Company has substantial doubt as to whether it can continue as a growing concern starting in the third quarter of 2019.

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

F-11

NOTE 5: MEMBERS’ EQUITY

Series Subscriptions

The Company has received membership subscriptions for the following LLC series as of December 31, 2019.

Series Name	Units Offered	Units Tendered	Subscription Amount
MRH Amandrea	550	425	$125,375
MRH Amers	75	75	$10,500
MRH Annahilate	450	300	$90,000
MRH Bella Chica	100	30	$11,400
MRH Big Mel	5,100	3,220	$389,620
MRH Bullion	25	25	$11,750
MRH Cairo Kiss	80	80	$44,400
MRH Carpe Vinum	600	600	$192,000
MRH Daddy's Joy	600	599	$107,820
MRH Dancing Destroyer	250	250	$35,000
Filly Four	8,000	638	$114,840
MRH Keertana 18	5,100	2,647	$264,700
MRH Kiana's Love	200	200	$24,000
MRH Kichiro	200	129	$16,770
MRH Madarnas	50	50	$9,294
MRH Lazy Daisy	1,250	1,250	$143,750
MRH Major Implications	20	20	$4,600
MRH Miss Puzzle	125	125	$31,250
MRH Moonless Sky	200	200	$22,000
MRH Night of Idiots	80	62	$15,500
MRH Nileist	45	45	$23,850
MRH Noble Goddess	300	300	$33,000
NYC Claiming Package	510	510	$71,400
MRH Ocean Magic	510	–	$–
MRH Power Up Paynter	600	600	$114,000
MRH Sauce On Side	125	125	$30,000
MRH Shake It Up Baby	250	231	$30,030
MRH Sigesmund	200	61	$6,100
MRH Soul Beam	65	65	$39,650
MRH Squared Straight	150	150	$40,500
MRH Street Band	50	50	$61,500
MRH Sunny 18	5,100	3,608	$234,520
MRH Swiss Minister	50	50	$14,000
MRH Takeo Squared	100	100	$27,000
MRH Tavasco Road	80	80	$18,400
MRH Tizamagician	600	600	$192,000
MRH Two Trail Sioux 17K	1	1	$29,720
MRH Utalknboutpractice	100	95	$28,500
MRH Vertical Threat	600	598	$125,580
MRH Wayne O	6,000	6,000	$570,000
MRH Zestful	100	100	$32,000
Total	38,591	24,294	$3,386,319
Distributions to Date			$(169,351)
Total Subscriptions			$3,216,968

F-12

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 7: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures, including but not limited to a review of accounting policies, internal controls and processes. The Company adopted this new standard effective January 1, 2018.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

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NOTE 8: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

Long-Term Debt

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

NOTE 9: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is planning to continue to raise capital through the issuance of securities exempt from registration under Regulation A in 2020.

Management’s Evaluation

Management has evaluated subsequent events through April 21, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

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EXHIBIT INDEX

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Amended and Restated Series Limited Liability Company Agreement (2)
Exhibit 3.1	Series Agreement for Vertical Threat (3)
Exhibit 3.2	Series Agreement for Two Trail Sioux 17 (4)
Exhibit 3.3	Series Agreement for Series Amandrea (5)
Exhibit 3.4	Series Agreement for Series Keertana 18 (5)
Exhibit 3.5	Series Agreement for Series Sunny 18 (5)
Exhibit 3.6	Series Agreement for Series Lazy Daisy (5)
Exhibit 3.7	Series Agreement for Series The Filly Four (6)
Exhibit 3.8	Series Agreement for Series Mo Mischief (7)
Exhibit 3.9	Series Agreement for Series Deep Cover (7)
Exhibit 3.10	Series Agreement for Series Popular Demand (8)
Exhibit 3.11	Series Agreement for Series Authentic (9)
Exhibit 3.12	Series Agreement for Series Storm Shooter (9)
Exhibit 3.13	Series Agreement for Series Thirteen Stripes *
Exhibit 4.1	Form of Subscription Agreement (1)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.2	Equine Co-Ownership and Acquisition Agreement for Vertical Threat (3)
Exhibit 6.3	Profit Participation Convertible Promissory Note for Vertical Threat (3)
Exhibit 6.4	Equine Co-Ownership and Acquisition Agreement for Two Trail Sioux 17 (4)
Exhibit 6.5	Profit Participation Convertible Promissory Note for Two Trail Sioux 17 (4)
Exhibit 6.6	Equine Co-Ownership and Acquisition Agreement for Amandrea (5)
Exhibit 6.7	Profit Participation Convertible Promissory Note for Amandrea (5)
Exhibit 6.8	Equine Co-Ownership and Acquisition Agreement for Keertana 18 (5)
Exhibit 6.9	Profit Participation Convertible Promissory Note for Keertana 18 (5)
Exhibit 6.10	Equine Co-Ownership and Acquisition Agreement for Sunny 18 (5)
Exhibit 6.11	Profit Participation Convertible Promissory Note for Sunny 18 (5)
Exhibit 6.12	Equine Co-Ownership and Acquisition Agreement for Lazy Daisy (5)
Exhibit 6.13	Profit Participation Convertible Promissory Note for Lazy Daisy (5)
Exhibit 6.14	Equine Co-Ownership and Acquisition Agreement for Venetian Sonata 18 (6)
Exhibit 6.15	Profit Participation Convertible Promissory Note for Venetian Sonata 18 (6)
Exhibit 6.16	Equine Co-Ownership and Acquisition Agreement for My Sweet Addiction 18 (6)
Exhibit 6.17	Profit Participation Convertible Promissory Note for My Sweet Addiction 18 (6)
Exhibit 6.18	Equine Co-Ownership and Acquisition Agreement for My Lady Lauren 18 (6)
Exhibit 6.19	Profit Participation Convertible Promissory Note for My Lady Lauren 18 (6)
Exhibit 6.20	Equine Co-Ownership and Acquisition Agreement for Sapucai 18 (6)
Exhibit 6.21	Profit Participation Convertible Promissory Note for Sapucai 18 (6)
Exhibit 6.22	Equine Co-Ownership and Acquisition Agreement for Mo Mischief (7)
Exhibit 6.23	Profit Participation Convertible Promissory Note for Mo Mischief (7)
Exhibit 6.24	Equine Co-Ownership and Acquisition Agreement for Deep Cover (7)
Exhibit 6.25	Profit Participation Convertible Promissory Note for Deep Cover (7)
Exhibit 6.26	Equine Co-Ownership and Acquisition Agreement for Additional 9% Interest in Solar Strike (7)
Exhibit 6.27	Equine Co-Ownership and Acquisition Agreement for Popular Demand (8)
Exhibit 6.28	Profit Participation Convertible Promissory Note for Popular Demand (8)
Exhibit 6.29	Equine Co-Ownership and Acquisition Agreement for Authentic (9)
Exhibit 6.30	Profit Participation Convertible Promissory Note for Authentic (9)
Exhibit 6.31	Profit Participation Convertible Promissory Note for Storm Shooter (9)
Exhibit 6.32	Profit Participation Convertible Promissory Note for Thirteen Stripes *
Exhibit 6.33	Broker-Dealer Agreement by and between My Racehorse CA LLC and Dalmore Group, LLC *
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC *
Exhibit 12.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP *
Exhibit 16.1	Additional Exhibits – Part I, Item 6 *

__________________

*	Filed herewith.
(1)	Filed with the Company’s Form 1-A dated September 10, 2018 and incorporated by reference herein.
(2)	Filed with the Company’s Amendment No. 1 to Form 1-A dated November 20, 2018 and incorporated by reference herein.
(3)	Filed with the Company’s Post-Qualification Amendment No. 3 to Form 1-A dated June 25, 2019 and incorporated by reference herein.
(4)	Filed with the Company’s Post-Qualification Amendment No. 4 to Form 1-A dated July 19, 2019 and incorporated by reference herein.
(5)	Filed with the Company’s Post Qualification Amendment No. 6 to Form 1-A dated October 3, 2019 and incorporated by reference herein.
(6)	Filed with the Company’s Post Qualification Amendment No. 7 to Form 1-A dated December 6, 2019 and incorporated by reference herein.
(7)	Filed with the Company’s Post Qualification Amendment No. 9 to Form 1-A dated April 7, 2020 and incorporated by reference herein.
(8)	Filed with the Company’s Post Qualification Amendment No. 11 to Form 1-A dated May 29, 2020 and incorporated by reference herein.
(9)	Filed with the Company’s Post Qualification Amendment No. 12 to Form 1-A dated June 12, 2020 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Claremont, State of California, on July 14, 2020.

MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer, Chief Financial Officer and Secretary of Experiential Squared, Inc. (Principal Executive Officer and Principal Financial Officer)	July 14, 2020
MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	July 14, 2020

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